   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 24, 1996

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                  RADYNE CORP.
             (Exact name of Registrant as specified in its charter)

                NEW YORK                                    3665                                   11-2569467
         (State or jurisdiction                      (Primary Standard                          (I.R.S. Employer
          of incorporation or                    Industrial Classification                    Identification No.)
             organization)                              Code Number)

                            ------------------------

                             5225 SOUTH 37TH STREET
                             PHOENIX, ARIZONA 85040
                    (Address of principal place of business)
                            ------------------------

                          ROBERT C. FITTING, PRESIDENT
                                  RADYNE CORP.
                             5225 SOUTH 37TH STREET
                             PHOENIX, ARIZONA 85040
                    (602) 437-9620/(602) 437-4811 (TELECOPY)
 (Name, address, and telephone number of principal executive offices and agent for service)
                            ------------------------

                                    COPY TO:

                            JOHN B. WADE, III, ESQ.
                            MICHAEL A. MEISLER, ESQ.
                       BROCK, FENSTERSTOCK, SILVERSTEIN,
                             MCAULIFFE & WADE, LLC
                              ONE CITICORP CENTER
                              153 EAST 53RD STREET
                            NEW YORK, NEW YORK 10022
                    (212) 371-2000/(212) 371-5500 (TELECOPY)

    APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                    AMOUNT TO         OFFERING PRICE        MGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                BE REGISTERED          PER UNIT         OFFERING PRICE     REGISTRATION FEE
                                                        2,255,833
Common Stock, par value $.002 per share                 Shares(1)             $2.50           $5,639,582.50         $1,708.97
Common Stock, par value $.002 per share              30,000 Shares(2)         $2.50             $75,000.00           $100.00
                                                        2,255,833
                                                       Subscription
Subscription Rights to Purchase Common Stock              Rights              $0.00               $0.00               $0.00
TOTAL                                                       --                  --            $5,714,582.50         $1,808.97

(1) Issuable upon exercise of Subscription Rights which are being distributed to shareholders of Radyne Corp. or, in the case of the principal shareholder, an affiliate thereof.

(2) This Registration Statement also registers the resale from time to time by the holder thereof of 30,000 shares of Common Stock acquired by an entity in transactions exempt from registration under the Securities Act of 1933, as amended.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement covers the registration of (i) up to 2,255,833 shares of Common Stock, par value $.002 per share, (the "Common Stock") of Radyne Corp. (the "Company"), a New York corporation, for sale by the Company upon the exercise of rights to purchase such Common Stock (the "Subscription Rights") which are being distributed to the Company's shareholders or, in the case of the principal shareholder, an affiliate thereof, (ii) up to 2,255,833 Subscription Rights, and (iii) an additional 30,000 shares of Common Stock for resale by the holder thereof (the "Selling Stockholder") from time to time. The distribution of the Subscription Rights and the sale of shares of Common Stock in connection therewith are referred to herein as the "Rights Offering".

    The complete Prospectus relating to the Rights Offering follows immediately after this explanatory note. Following the Prospectus for the Rights Offering are pages of the Prospectus relating solely to the shares of Common Stock held by the Selling Stockholder, including alternative front and back cover pages and the sections entitled "Concurrent Public Offering," "Plan of Distribution" and "Selling Stockholder," to be used in lieu of sections entitled "The Rights Offering," "Shares Eligible for Future Sale" and "Principal and Management Stockholders" in the Prospectus relating to the Rights Offering. Certain sections of the Prospectus for the Rights Offering will not be used in the Prospectus relating to the shares of Common Stock held by the Selling Stockholder, such as "Use of Proceeds" and "Certain Federal Income Tax Consequences."

                             CROSS REFERENCE SHEET

                                                                                   LOCATION OR CAPTION
           ITEM NUMBER OF FORM SB-2                                                   IN PROSPECTUS
           -----------------------------------------------------  -----------------------------------------------------

       1.  Front of the Registration Statement and Outside Front
           Cover Page of Prospectus.............................  Outside Front Cover Page

       2.  Inside Front and Outside Back Cover Pages of
           Prospectus...........................................  Inside Front and Outside Back Cover Pages of the
                                                                  Prospectus

       3.  Summary Information and Risk Factors.................  Prospectus Summary; Risk Factors

       4.  Use of Proceeds......................................  Prospectus Summary; Purpose of the Rights Offering
                                                                  and Use of Proceeds

       5.  Determination of Offering Price......................  Outside Front Cover Page

       6.  Dilution.............................................  Not Applicable

       7.  Selling Security Holders.............................  Principal and Management Stockholders

       8.  Plan of Distribution.................................  Outside Front Cover Page

       9.  Legal Proceedings....................................  Business--Legal Proceedings

      10.  Directors, Executive Officers, Promoters, and Control
           Persons..............................................  Management--Directors, Executive Officers and Key
                                                                  Employees

      11.  Security Ownership of Certain Beneficial Owners and
           Management...........................................  Principal and Management Stockholders

      12.  Description of Securities............................  Outside Front Cover Page; Description of Capital
                                                                  Stock

      13.  Interest of Named Experts and Counsel................  Legal Matters; Experts

      14.  Disclosure of Commission Position on Indemnification
           for Securities Act Liabilities.......................  Part II

      15.  Organization.........................................  Certain Transactions

      16.  Description of Business..............................  Business

      17.  Management's Discussion and Analysis or Plan of
           Operation............................................  Management's Discussion and Analysis of Financial
                                                                  Condition and Results of Operations

      18.  Description of Property..............................  Business--Facilities

      19.  Certain Relationships and Related Transactions.......  Certain Transactions

      20.  Market for Common Equity and Related Stockholder
           Matters..............................................  Dividend Policy; Description of Capital Stock; Price
                                                                  Range of Common Stock; Shares Eligible for Future
                                                                  Sale

      21.  Executive Compensation...............................  Management

      22.  Financial Statements.................................  Financial Statements

                                                                                   LOCATION OR CAPTION
           ITEM NUMBER OF FORM SB-2                                                   IN PROSPECTUS
           -----------------------------------------------------  -----------------------------------------------------
      23.  Changes in and Disagreements with Accountants on
           Accounting and Financial Disclosure..................  Not Applicable

      24.  Indemnification of Directors and Officers............  Part II

      25.  Other Expenses of Issuance and Distribution..........  Part II

      26.  Recent Sales of Unregistered Securities..............  Part II

      27.  Exhibits.............................................  Part II; Exhibits

      28.  Undertakings.........................................  Part II

                 SUBJECT TO COMPLETION, DATED DECEMBER 18, 1996

PROSPECTUS
                                2,255,833 SHARES
                                  RADYNE CORP.
                                  COMMON STOCK
                               ------------------

    Radyne Corp., a New York corporation (the "Company" or "Radyne"), is distributing subscription rights entitling the holder of each subscription right to purchase one share of the Company's Common Stock, par value $.002 per share (the "Common Stock"), for $2.50 (the "Subscription Price") during a specified period. Of the subscription rights, approximately 215,833 (the "Shareholder Rights") will be distributed to holders of record of shares of the Common Stock as of the close of business on January 15, 1997 (the "Record Date"), other than Stetsys US, Inc. ("ST"). In addition to the Shareholder Rights, 2,040,000 subscription rights (the "ST Rights") will be distributed to an affiliate of ST. Of the 2,040,000 ST Rights, 80,000 will be further distributed by such affiliate among employees of ST affiliates, including the non-employee directors of the Company. Shareholders (other than ST) will be entitled to three Shareholder Rights for every five shares of Common Stock held on the Record Date (as adjusted for a 5-for-1 reverse stock split approved by the shareholders on January 8, 1997 and effective on January 9, 1997). The number of ST Rights has been similarly determined, i.e. there will be three ST Rights for every five shares of Common Stock held by ST on the Record Date (as adjusted for such reverse split). However, under certain circumstances described below, up to 280,000 ST Rights will be unexercisable. No fractional Rights will be issued. The Shareholder Rights and the ST Rights are hereinafter referred to as the "Rights." The Rights will in general expire at 5:00 p.m., New York time, on March 14, 1997, unless extended by the Company (such date, as it may be extended on one or more occasions, is referred to herein as the "Expiration Date"). The Shareholder Rights will be freely transferable, but the ST Rights will have only limited transferability. The distribution of the Shareholder Rights and the ST Rights and the sale of shares of Common Stock in connection therewith are collectively referred to herein as the "Rights Offering." The shares of Common Stock underlying the Rights are referred to herein as the "Rights Shares" and holders of Rights are referred to herein as "Holders." See "The Rights Offering."

    Concurrently with the distribution of the Rights, 280,000 options (the "Rights Options") granted under the Company's 1996 Incentive Stock Option Plan will become exercisable at the Subscription Price until March 14, 1997. The Rights Options were granted by the Board on November 13, 1996 at the request of ST. In order to ensure that ST's interest, rather than the other shareholders' interests, in the Company would be diluted by the exercise of the Rights Options, 280,000 of the ST Rights will not be exercisable, if at all, until the Expiration Date. A portion of these 280,000 ST Rights, up to the number of Shareholder Rights and Rights Options, if any, which expire unexercised, will then be exercisable during the five business days following the Expiration Date.

    The Common Stock is not currently traded in an established market and, as a result, there is only a limited trading market in the Company's Common Stock. The Company's Common Stock is traded over the counter, is not listed on any exchange, and is currently not quoted by "NASDAQ." See "Price Range of Common Stock." Although the Shareholder Rights are transferable, the Shareholder Rights are not expected to trade on any securities exchange or over the counter and no assurance can be given that any market for the Shareholder Rights will develop. See "The Rights Offering."

    Funds provided in payment of the Subscription Price may be sent to the Company or to Continental Stock Transfer and Trust Co., as the Subscription Agent. In the latter case, such funds will be held by the Subscription Agent until the issuance of the related Rights Shares, which will occur promptly after exercise. The exercise of Rights will be irrevocable once made, and no interest will be paid to Holders exercising their Rights.
                           --------------------------

      SEE "RISK FACTORS" COMMENCING ON PAGE 10 FOR A DISCUSSION OF CERTAIN
          FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                             A CRIMINAL OFFENSE.

                                                                     UNDERWRITING          PROCEEDS TO
                                             SUBSCRIPTION PRICE        DISCOUNT            COMPANY (1)
Per Share..................................         $2.50                 N/A                 $2.50
Total(2)...................................     $5,639,582.50             N/A             $5,639,582.50

(1) Before deducting estimated expenses of $200,000, which are payable by the Company.

(2) Represents the maximum total subscription and purchase price and total proceeds to the Company. The actual amount could be less.
                           --------------------------

                THE DATE OF THIS PROSPECTUS IS JANUARY   , 1997

                             AVAILABLE INFORMATION

    The Company intends to furnish to its stockholders annual reports, which will include financial statements audited by independent accountants, and such other periodic reports as it may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    The Company has filed with the Securities and Exchange Commission (the "Commission"), 450 Fifth Street, N.W., Washington D.C. 20549, a registration statement on Form SB-2 (the "Registration Statement"), including amendments thereto, under the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules filed therewith, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Rights Offering, reference is hereby made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document which has been filed as an exhibit to the Registration Statement are qualified in their entirety by reference to such exhibits for a complete statement of their terms and conditions. The Registration Statement and the exhibits and schedules thereto may be inspected without charge at the offices of the Commission and copies of all or any part thereof may be obtained from the Commission's principal office at 450 Fifth Street, N.W., Washington D.C. 20549 or at certain of the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, upon payment of the fees prescribed by the Commission. Electronic registration statements filed through the Electronic Data Gathering, Analysis, and Retrieval system are publicly available through the Commission's Web site (http://www.sec.gov).

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission are incorporated herein by reference:

    (i) The Company's Annual Report on Form 10-KSB for the year ended June 30, 1996, filed November 15, 1996.

    (ii) The Company's Quarterly Report on Form 10-QSB, filed November 26, 1996, for the quarter ended September 30, 1996;

   (iii) The Company's Quarterly Report on Form 10-QSB, filed September 11, 1996 and amended November 6, 1996, for the quarter ended March 31, 1996;

    (iv) The Company's Quarterly Report on Form 10-QSB, filed September 19, 1996 and amended November 6, 1996 for the quarter ended December 31, 1995;

    (v) The Company's Current Report on Form 8-K, filed August 23, 1996 and September 23, 1996 (confirming copy) (date of event August 12, 1996);

    (vi) The Company's Current Report on Form 8-K, filed          , 1996 (date
of event          , 1996)

    All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the Rights Offering, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of the filing thereof. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus that are not delivered herewith, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Director of Administration, Radyne Corp., 5225 South 37th Street, Phoenix, Arizona 85040; telephone number (602) 437-9620.
                            ------------------------

    CERTAIN STATEMENTS CONTAINED IN THIS PROSPECTUS THAT ARE NOT RELATED TO HISTORICAL RESULTS, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING THE COMPANY'S BUSINESS STRATEGY AND OBJECTIVES AND FUTURE FINANCIAL POSITION, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT AND INVOLVE RISKS AND UNCERTAINTIES. ALTHOUGH THE COMPANY BELIEVES THAT THE ASSUMPTIONS ON WHICH THESE FORWARD-LOOKING STATEMENTS ARE BASED ARE REASONABLE, THERE CAN BE NO ASSURANCE THAT SUCH ASSUMPTIONS WILL PROVE TO BE ACCURATE AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. ALL FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS ARE QUALIFIED IN THEIR ENTIRETY BY THIS CAUTIONARY STATEMENT.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED HEREIN, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO UP TO 1,282,042 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO THE COMPANY'S 1996 INCENTIVE STOCK OPTION PLAN (THE "PLAN"). THE INFORMATION IN THIS PROSPECTUS RELATING TO SHARES OF COMMON STOCK AND PER SHARE AMOUNTS GIVES EFFECT TO A 5-FOR-1 REVERSE STOCK SPLIT WHICH BECAME EFFECTIVE ON JANUARY 9, 1997.

                                  THE COMPANY

    Radyne has been involved in the advanced design and production of digital data communications equipment and associated equipment for satellite telecommunications systems for over sixteen years. Since the Company's inception in 1980, Radyne has established itself as a supplier in the satellite ground equipment business.

    Radyne designs, manufacturers and sells satellite modems, frequency converters, ancillary products and equipment racks containing integrated modems and supporting equipment for data communications.

    Although the Company was forced to file for Chapter 11 bankruptcy protection in April 1994, it successfully emerged from bankruptcy in December of that year upon the acquisition of approximately 91% of its Common Stock by Engineering and Technical Services, Inc. ("ETS"), then a major customer of Radyne. On August 12, 1996, ETS was acquired by Singapore Technologies Pte Ltd through its indirect wholly owned subsidiary, Stetsys US, Inc. ("ST"). As a result, approximately 91% of the Company's Common Stock is now held by ST.

    In 1995, ETS caused Radyne to install a new management team, which promptly moved the Company's operations from New York to Phoenix, Arizona and commenced the hiring of an almost all new staff of engineering, sales and support personnel. With funding provided by ETS, and subsequently ST and its affiliates, the new Radyne team has reinstituted Radyne's research, development and marketing programs and reinvigorated its product line.

    The Company's engineering staff and support facilities are dedicated to (i) maintaining the state-of-the-art status of Radyne's traditional products for the satellite ground equipment segment of the market, (ii) designing and enhancing products for emerging markets, such as rural telephony for developing areas, high-speed satellite communications, government data equipment and the growing private network market, and (iii) providing special configurations to satisfy customers' special needs.

    Radyne's modems cover data rates from 2.4 Kilobytes per second to 50 Megabytes per second. The Company's frequency converters handle all three frequency bands used in satellite communications. Radyne believes that most of its current line of modems and converters are smaller and lower priced than the previous generation of products, enabling large system installation in significantly less rack space than the products of the Company's competitors. The Company also markets redundancy switches which operate in conjunction with satellite modems and converters and provide automatic fault monitoring and switch over to standby equipment in the event of modem or converter failure.

    Radyne's line of frequency converter products is usable in virtually all earth stations for the conversion of intermediate frequencies to microwave frequencies for satellite transmission. These converters are competitively priced, small in size and offer either single, dual or all three bands used in the satellite industry. In addition to being offered to commercial customers, there is a military market for the three-band units.

    The Company's newer products include a low cost modem with expanded features and super fast acquisition capabilities, making it attractive for use in both private networks and rural telephone systems being offered in China, Indonesia and India, and a line of satellite frequency translators presently used for testing in satellite earth stations.

    The development of digital compression technology has allowed the transmission of television in a small bandwidth which has made TV transmission by satellite more economical than ever before. Video compression allows 10 to 12 times as many channels on a satellite as before, producing a new market of major interest. This compression technology is or may be used for transmission of TV to all network facilities, distribution of cable TV to cable companies, high definition TV distribution and video teleconferencing. Radyne has developed a modulator product to be used in conjunction with compression equipment and has been shipping this product for the past seven months.

    Radyne's operating strategy is to (i) continue to build on the experience, skills and customer access of its new management team, (ii) capitalize on its development of smaller, less costly satellite modems, and (iii) expand into market segments, such as rural telephone, private networks and compressed television transmission. See "Business."

    Notwithstanding the foregoing, investors should be aware that the Company's plans are subject to a number of variables outside of its control, and there can be no assurance that the Company will be able to implement any or all of such plans or that such plans, when and if implemented, will be successful. See "Risk Factors."

    Radyne was incorporated in the State of New York on November 25, 1980. The Company's current address is 5225 South 37th Street, Phoenix, Arizona 85040 and its telephone number is (602) 437-9620.

               PURPOSE OF THE RIGHTS OFFERING AND USE OF PROCEEDS

    The Rights Offering, together with the Rights Options, is intended to raise approximately $5,640,000 of gross proceeds as part of the Company's on-going efforts to improve its liquidity. In establishing the size of the Rights Offering, the Board of Directors consulted with management, and considered the Company's need for additional capital.

    If the Rights Offering is consummated, the maximum gross proceeds to the Company from the Rights Offering, together with the Rights Options, would be approximately $5,640,000 before payment of related fees and expenses estimated to be $200,000. However, although the Company has been informed that ST's affiliate, Stetsys Pte Ltd ("SPL"), intends to fully exercise its ST Rights, no assurance can be given that any or all of the Rights received by others or the Rights Options will be exercised. Therefore, the actual proceeds from the Rights Offering could be substantially lower.

    The Company currently expects that the net proceeds from the Rights Offering will be used for general corporate and working capital purposes (including research and development costs) and/or payment of its indebtedness to ST and its affiliates (currently approximately $6.8 million in the aggregate, including accrued interest), although a final determination as to the use or uses will not be made until after the completion of the Rights Offering. Factors that will be considered at that time in determining how the net proceeds will be used will include: the amount of net proceeds actually generated, the Company's actual and projected working capital requirements at that time, the Company's progress in securing acceptable bank financing, interest rates in effect at that time and such other factors as the Board of Directors considers to be relevant at that time. For a description of the Company's debt, including interest rates, maturity dates and use of proceeds from such debt, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The Subscription Price has been established by the Board of Directors at $2.50 per share, which the Board considers to be the fair market value of the Common Stock. See "Purpose of the Rights Offering and Use of Proceeds."

                              THE RIGHTS OFFERING

Shareholder Rights.....................  Shareholders other than ST will receive three
                                         Rights for every five shares of Common Stock held
                                         on the Record Date, subject to adjustment for a
                                         5-for-1 reverse stock split approved by the
                                         shareholders on January 8, 1997 and effective on
                                         January 9, 1997 (the "Reverse Split"). An aggregate
                                         of approximately 215,833 Shareholder Rights will be
                                         distributed. Holders are entitled to purchase at
                                         the Subscription Price one share of Common Stock
                                         for each Shareholder Right exercised. The
                                         Shareholder Rights will expire on the Expiration
                                         Date. The Shareholder Rights will be transferable.
                                         No fractional Shareholder Rights will be issued.
ST Rights..............................  SPL will receive three Rights for every five shares of Common Stock held by ST on the Record Date (as
                                         adjusted for the Reverse Split), a total of
                                         2,040,000 Rights, each entitling the Holder to
                                         purchase one share of Common Stock at the
                                         Subscription Price. SPL will redistribute 80,000 of
                                         such Rights to employees of its affiliates,
                                         including non-employee directors of the Company.
                                         The ST Rights will otherwise be nontransferable.
                                         The ST Rights will expire on the Expiration Date,
                                         except that 280,000 of such Rights will be
                                         exercisable, if at all, only during the five
                                         business days next following the Expiration Date.
                                         See "Rights Options" below.
Rights Options.........................  Concurrently with the distribution of the Rights,
                                         280,000 options (the "Rights Options") granted
                                         under the Company's 1996 Incentive Stock Option
                                         Plan will become exercisable at the Subscription
                                         Price until March 14, 1997. The Rights Options were
                                         granted by the Board on November 13, 1996 at the
                                         request of ST. In order to ensure that ST's
                                         interest, rather than the other shareholders'
                                         interests, in the Company would be diluted by the
                                         exercise of the Rights Options, 280,000 of the ST
                                         Rights will not be exercisable, if at all, until
                                         the Expiration Date. A portion of these 280,000 ST
                                         Rights, up to the number of Shareholder Rights and
                                         Rights Options, if any, which expire unexercised,
                                         will then be exercisable during the five business
                                         days following the Expiration Date. See
                                         "Management--Stock Option Plan.")
Subscription Price.....................  $2.50 per Rights Share.
Record Date............................  January 15, 1997.
Transferability of Shareholder
  Rights...............................  The Shareholder Rights will be transferable, but it is not anticipated that a market will be made in
                                         the Rights or that they will be listed for trading
                                         on any exchange.
Expiration Date........................  5:00 p.m., New York time, on March 14, 1997, unless the Board of Directors determines that a material
                                         event has occurred that necessitates one or more
                                         extensions of the

                                         Expiration Date in order to permit adequate
                                         disclosure to Holders of information concerning
                                         such event.
Procedure for Exercising Rights........  Rights may be exercised by properly completing the certificate evidencing such Rights (a "Subscription
                                         Certificate") and forwarding such Subscription
                                         Certificate to the Subscription Agent or the
                                         Company (or following the Guaranteed Delivery
                                         Procedures, referred to below) on or prior to the
                                         Expiration Date, together with payment in full of
                                         the Subscription Price with respect to such Rights.
                                         If the mail is used to forward Subscription
                                         Certificates, it is recommended that insured,
                                         registered mail be used. The exercise of a Right
                                         may not be revoked or amended. If time does not
                                         permit a Holder of a Right to deliver its
                                         Subscription Certificate to the Subscription Agent
                                         or the Company on or before the Expiration Date,
                                         such Holder should make use of the Guaranteed
                                         Delivery Procedures described under "The Rights
                                         Offering-- Exercise of Rights."
                                         THE EXERCISE OF RIGHTS IS IRREVOCABLE ONCE MADE. NO
                                         INTEREST WILL BE PAID ON THE MONEY DELIVERED IN
                                         PAYMENT OF THE SUBSCRIPTION PRICE.
                                         If paying by uncertified personal check, please
                                         note that the funds paid thereby may take at least
                                         five business days to clear. Accordingly, Holders
                                         who wish to pay the Subscription Price by means of
                                         uncertified personal check are urged to make
                                         payment sufficiently in advance of the Expiration
                                         Date to ensure that such payment is received and
                                         clears by such date and are urged to consider
                                         payment by means of certified or cashier's check or
                                         money order.
                                         A Right may not be exercised in part and fractional
                                         Rights Shares will not be issued.
Condition to Exercise by
  Shareholders.........................  Any shareholder of record who wishes to exercise a
                                         Shareholder Right must submit his Common Stock
                                         share certificate(s), either simultaneously with
                                         his Subscription Certificate or prior to that time,
                                         for exchange into a new share certificate
                                         reflecting the Reverse Split. SUBSCRIPTION
                                         CERTIFICATES WILL NOT BE ACCEPTED FROM SHAREHOLDERS
                                         OF RECORD WHO DO NOT COMPLY WITH THIS REQUIREMENT.
                                         However, this requirement will not affect the
                                         transferability of Shareholder Rights.
Persons Holding Shares, or Wishing to
  Exercise Rights, Through Others......  Persons holding shares of Common Stock, and receiving Shareholder Rights distributable with
                                         respect thereto, through a broker, dealer,
                                         commercial bank, trust company or other nominee, as
                                         well as persons holding certificates for Common
                                         Stock personally who would prefer to have such
                                         institutions effect transactions relating to the
                                         Shareholder Rights on their behalf, should contact
                                         the appropriate institution or nominee and request
                                         it to effect the transactions for them.

Issuance of Common Stock...............  Certificates representing Rights Shares issuable upon exercise of Rights will be delivered to the
                                         Holder of such Rights as soon as practicable after
                                         such Rights are validly exercised. Funds delivered
                                         to the Subscription Agent will be held by the
                                         Subscription Agent until the issuance of the
                                         related Rights Shares. No interest will be paid to
                                         Holders on funds held by the Subscription Agent
                                         regardless of whether such funds are applied to the
                                         Subscription Price or returned to the Holders.
Subscription Agent.....................  Continental Stock Transfer and Trust Co.
Information............................  Any questions regarding the Rights Offering, including the procedure for exercising Rights, and
                                         requests for additional copies of this Prospectus,
                                         the Subscription Certificate or the notice of
                                         guaranteed delivery should be directed to the
                                         Company at 5225 South 37th Street, Phoenix, Arizona
                                         85040, Attention: Director of Administration.
                                         Telephone: (602) 437-9620.
Maximum Shares of Common Stock
  Outstanding after the Rights
  Offering.............................  6,015,554 shares based on 3,759,721 shares outstanding on December 31, 1996 after adjustment
                                         for the Reverse Split. Does not give effect to the
                                         issuance of 1,002,042 shares reserved for issuance
                                         upon the exercise of options (other than Rights
                                         Options) heretofore granted or that may be granted
                                         from time to time under the 1996 Incentive Stock
                                         Option Plan.

    For more information regarding the Rights Offering, including the procedure for exercising Rights, see "The Rights Offering."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    See "Certain Federal Income Tax Consequences" for a discussion of certain tax consequences that should be considered in connection with the Rights Offering.

                                  RISK FACTORS

    The purchase of Rights and the purchase of Common Stock in the Rights Offering involve investment risks relating to the Company, to the data communications equipment industry in general and to the Rights Offering. Investors are urged to read and consider carefully the information set forth under the heading "Risk Factors."

    THE BOARD OF DIRECTORS OF THE COMPANY MAKES NO RECOMMENDATION TO HOLDERS WITH RESPECT TO WHETHER A HOLDER SHOULD EXERCISE RIGHTS TO PURCHASE SHARES OF COMMON STOCK PURSUANT TO THE RIGHTS OFFERING OR TO PERSONS WITH RESPECT TO WHETHER A PERSON SHOULD PURCHASE RIGHTS.

                         SUMMARY FINANCIAL INFORMATION

                                                                          PREDECESSOR
                                                                      --------------------       THREE MONTHS ENDED
                                         YEAR       SIX AND ONE-HALF    TEN AND ONE-HALF    ----------------------------
                                         ENDED        MONTHS ENDED        MONTHS ENDED      SEPTEMBER 30,  SEPTEMBER 30,
                                     JUNE 30, 1996  JUNE 30, 1995(1)  DECEMBER 16, 1994(1)      1996           1995
                                     -------------  ----------------  --------------------  -------------  -------------
Net sales..........................  $   3,829,523    $  1,861,262       $    2,569,396      $ 1,292,646    $ 1,296,792
Cost of sales......................      2,559,350       1,228,747            2,229,329        1,052,385        775,652
Gross profit.......................      1,270,173         632,515              340,067          240,261        521,140
Selling, general, and
  administrative expenses..........      1,843,576         961,162            1,658,388          507,578        403,231
Research and development...........      1,794,823               0                    0          438,599        160,095
Interest expense...................        256,871          36,209              118,235          112,260         28,956
Professional fees related to
  reorganization...................                                             600,198
Loss before fresh start adjustments
  and extraordinary items..........  $  (2,625,097)   $   (364,856)      $   (2,036,754)     $  (818,176)   $   (71,141)
Fresh start adjustments............                                           1,598,841
Loss before extraordinary items....  $  (2,625,097)   $   (364,856)            (437,913)     $  (818,176)   $   (71,141)
Extraordinary items(2).............                                           2,699,156
Net income (loss)..................  $  (2,625,097)   $   (364,856)           2,261,243      $  (818,176)   $   (71,141)
Net loss per share before
  extraordinary items..............  $       (.701)   $      (.098)      $        (1.33)     $     (.218)   $     (.019)
Net income (loss) per share........  $       (.701)   $      (.098)      $         6.87      $     (.218)   $     (.019)
Weighted average number of shares
  outstanding......................      3,742,227       3,729,721              329,020        3,749,721      3,730,016

BALANCE SHEET DATA

                                                                 AT SEPTEMBER 30, 1996
                                                     AT JUNE    -----------------------
                                                       30,                      AS
                                                       1996       ACTUAL    ADJUSTED(3)
                                                    ----------  ----------  -----------
Cash..............................................  $      971  $  437,950   $5,877,533
Working Capital (deficit).........................  (4,082,987) (4,863,778)    575,805
Total assets......................................   3,272,686   4,302,136   9,741,719
Long-term liabilities.............................     130,414     128,157     128,157
Stockholder equity (deficit)......................  (2,396,652) (3,214,828)  2,224,755
[Update as of 12/31/96, if possible]

------------------------

(1) The Company petitioned for bankruptcy protection in April 1994 and operated as a debtor-in-possession until December 16, 1994.

(2) Consists of $1,062,667 gain on exchange of debt for common stock and $1,636,489 gain on debt forgiveness.

(3) Adjusted to reflect the receipt by the Company of the estimated net proceeds of $5,439,582.50 from the sale of the Rights Shares at the offering price of $2.50 per Rights Share and the application of the net proceeds therefrom. See "Use of Proceeds."

                                  RISK FACTORS

    AN INVESTMENT IN THE COMMON STOCK IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK, AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY CONSIDER, TOGETHER WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, THE FOLLOWING RISK FACTORS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE IMPLIED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN THE FOLLOWING RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS. THE ORDER IN WHICH THESE CONSIDERATIONS ARE PRESENTED SHOULD NOT BE INTERPRETED AS BEING INDICATIVE OF THEIR RELATIVE IMPORTANCE.

LOSSES FROM RECENT OPERATIONS; WORKING CAPITAL DEFICIENCY

    The Company incurred operating losses of $2,368,226 and $328,647, respectively, during the year ended June 30, 1996 and the six and one-half months ended June 30, 1995 and an operating loss of $705,916 for the quarter ended September 30, 1996. As of September 30, 1996, the Company had a working capital deficiency of $4,863,778. The Company has been dependent upon loans from ETS, ST and an affiliate thereof, Singapore Technologies Electronics Pte Ltd ("STE") to satisfy its working capital requirements. See "Related Party Financing" below and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Accordingly, the likelihood of the future success of the Company must be considered in light of its recent bankruptcy and the possibility of future operating losses, as well as the problems, expenses, difficulties, risks and complications frequently encountered in connection with similarly situated companies. In addition, the Company's future plans are subject to known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from any future performance implied herein. See "Recent Bankruptcy" below and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RELATED PARTY FINANCING

    The Company has been dependent on loans and guarantees from its controlling shareholder and affiliates thereof since it emerged from Chapter 11 protection approximately two years ago. At present Radyne owes approximately $2,130,000 to ST, payable on various dates between March 2 and March 31, 1997, and approximately $4,670,000 to STE, payable February 10, 1997. In addition, Singapore Technologies Pte Ltd, an affiliate of ST and STE, has guaranteed a $2 million bank line of credit for the Company. Loans pursuant to this facility, which has been substantially drawn down, are demand loans. There can be no assurance that the bank will not demand repayment at an inopportune time for the Company or that ST and its affiliates will continue to make such financing available to the Company. Although the Company is attempting to arrange for a $5 million bank line of credit (the "Proposed Credit Line"), there can be no assurance that such a line of credit will be arranged. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ADDITIONAL FINANCING REQUIREMENTS

    Based on the Company's operating plan, the Company believes that the net proceeds of the Rights Offering, together with cash flows from operations and funding available under the Proposed Credit Line or from or through affiliates (see "Related Party Financing" above), will be sufficient to satisfy its capital requirements and finance its plans for expansion for at least the next 12 months. Such belief is based on certain assumptions, including without limitation the availability of the Proposed Credit Line, and there can be no assurance that such assumptions are correct. Accordingly, there can be no assurance that such resources will be sufficient to satisfy the Company's capital requirements for such period. After such 12-month period, the Company anticipates that it may require additional financing in order to meet its current plans for expansion. Such financing may take the form of the issuance of common or preferred equity securities or debt securities, or may involve bank financing. There can be no assurance that the

Company will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. See "Use of Proceeds," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

RECENT BANKRUPTCY

    In April 1994, Radyne sought protection from creditors under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). By order dated December 16, 1994, a Plan of Reorganization was confirmed by the United States Bankruptcy Court for the Eastern District of New York and the Company emerged from protection under Chapter 11 of the Bankruptcy Code. Despite the belief of the Company that the confluence of circumstances which caused the Company to seek bankruptcy protection no longer persists, the business and reputation of the Company have undoubtedly been damaged. See "Business--Bankruptcy Reorganization."

DEPENDENCE ON FACILITY

    The Company maintains only one facility. Accordingly, any disruption or suspension in the operations of the Facility would require the Company to seek alternative facilities. While the Company believes that it would be able to arrange for a suitable alternative facility without any significant interruption in its business operations, there can be no assurance thereof. If for any reason a suitable alternative facility could not be found, the Company's operations could be materially and adversely affected. See "Business-- Facilities."

DEPENDENCE ON INTERNATIONAL MARKETS

    The Company's success will be materially dependent upon its ability to continue to successfully market video and data communication products in both international and domestic markets. The Company has entered into distribution or representation agreements with companies in Europe, the Middle East, Canada, Latin America and the Pacific Rim. There can be no assurance that these arrangements will be successful or continuing. Foreign sales may be subject to political and economic risks, including political instability and changes in import/export regulations, tariffs and freight rates. Changes in current tariff structures or other trade policies could adversely affect the Company's sales to foreign customers. See "Business--Sales and Marketing."

DEPENDENCE ON DISTRIBUTORS AND PRINCIPAL CUSTOMERS

    Sales to distributors and principal customers have constituted and are anticipated to constitute a significant portion of the Company's business. The loss of any of these distributors or principal customers could have a material adverse effect on the operating results and financial condition of the Company. The Company's distributors are not obligated to purchase any minimum quantity of the Company's products. There can be no assurance that such distributors will continue to purchase the Company's products or that the Company will be able to enter into favorable agreements with other distributors for the sale of its products. See "Business--Sales and Marketing."

DEPENDENCE ON KEY PERSONNEL AND RECRUITMENT

    The Company's future performance is significantly dependent on the continued active participation of Robert C. Fitting, its President, and Steve Eymann, Executive Vice President, and Peter Weisskopf, Microwave Products Division President. Should any of these key employees leave or otherwise become unavailable to the Company, the Company's business and results of operations could be materially adversely affected. See "Management." The ability of the Company to attract and retain highly skilled personnel is critical to the operations and expansion of the Company. To date, the Company has been able to attract and retain the personnel necessary for its limited operations. However, there can be no assurance that the Company will be able to do so in the future. If the Company is unable to attract and retain personnel with necessary skills when needed, its business and expansion plans could be materially adversely affected.

MANUFACTURING

    The Company's products are to a certain extent assembled and tested at its Phoenix, Arizona facilities using subsystems and circuit boards supplied by subcontractors. Although the Company believes that it maintains adequate stock to reduce the procurement lead time for certain components, the Company's products use a number of specialized chips and customized components or subassemblies produced by a limited number of suppliers. In the event that such suppliers were to be unable to fulfill the Company's requirements, the Company could experience an interruption in production until an alternative source of supply was developed. Moreover, given its previous financial difficulties, the Company has experienced inflexibility on the part of some suppliers as to the delivery of components in desired quantities on acceptable credit terms. The Company believes that there are a number of companies capable of providing replacements for the types of unique chips and customized components and subassemblies used in its products. See "Business--Manufacturing".

RAPID TECHNOLOGICAL CHANGE

    The market for modems, converters and related equipment is characterized by rapid and significant technological change. There can be no assurance that the Company's competitors will not succeed in developing or marketing products or technologies that are more effective and/or less costly and which render the Company's products obsolete or non-competitive. In addition, new technologies could be developed that replace or reduce the value of the Company's products. For example, as more fiber cables are laid under the oceans or otherwise brought into service, the use of satellites for international telephony is slowing. The Company's success will depend in part on its ability to respond quickly to technological changes through the development and improvement of its products. Accordingly, the Company believes that a substantial amount of capital will be required to be allocated to research and development activities in the future. There can be no assurance that the Company's product development efforts will be successful. The failure by the Company to improve its existing products and develop new products could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Industry Overview", "Business--Research and Development" and "Business-- Competition."

RESEARCH AND DEVELOPMENT

    The Company's research and development efforts to date have been devoted to the design and development of new products for the satellite communications and telecommunications industries. The Company's future growth depends on increasing the market shares of its new products and adaptation of its existing satellite communications products to new applications, and the introduction of new communications products that will find market acceptance and benefit from the Company's established international distribution channels. Accordingly, the Company is actively applying its communications expertise to design and develop new hardware and software products and enhance existing products. However, there is no assurance that the Company will continue to have access to sufficient capital to fund the necessary research and development or that such efforts, even if adequately funded, will prove successful.

    In its fiscal years ended December 16, 1994, June 30, 1995 and June 30, 1996, the Company spent $0, $0 and $1.8 million, respectively, on research and development activities. During this period, the Company introduced the RCS-10 Redundant Modem System, the DMD-15 Universal Modem, the DVB-3000 Digital Video Modulator, the SFC-6400 Up Converter, the SFC-4200 Down Converter, and the RCS-20 Modem Switch as well as the DMD-2400 Modem. See "Business--Research and Development".

COMPETITION

    The Company has a number of major competitors in the satellite communications field. These include large companies, such as Hughes Network Systems, NEC, California Microwave, and Spar Aerospace, which have significantly larger and more diversified operations and greater financial, marketing, human and other resources than Radyne. The Company believes that it has been able to compete by concentrating its sales efforts in the international market, utilizing the resources of local distributors, and by emphasizing product features. However, most of the Company's competitors offer products which have one or more features or functions similar to those offered by the Company. The Company believes that the quality, performance and capabilities of its products, its ability to customize certain network functions and the relatively lower overall cost of its products, as compared to the costs generally offered by the Company's major competitors, have contributed to Radyne's ability to compete successfully. However, the Company's major competitors have the resources available to develop products with features and functions competitive with or superior to those offered by the Company. There can be no assurance that such competitors will not successfully develop such products or that the Company will be able to maintain a lower cost advantage for its products. Moreover, there can be no assurance that the Company will not experience increased competition in the future from these or other competitors currently unknown. See "Business-- Competition."

PATENTS AND INTELLECTUAL PROPERTY

    The Company believes that improvement of existing products, reliance upon trade secrets, copyrights and unpatented proprietary know-how and the development of new products are generally as important as patent protection in establishing and maintaining a competitive advantage. Because patents often provide only narrow protection which may not provide a competitive advantage in areas of rapid technological change and because patent applications require public disclosure of information which may otherwise be subject to trade secret protection, Radyne has not obtained, and has no present intention to obtain, patents on existing products. However, there can be no assurance that the Company's technology will not be found to infringe upon the intellectual property of others. If the Company's technology should be found to impermissibly utilize the intellectual property of others, the Company's ability to utilize the technology could be materially restricted or prohibited. In such event, the Company might be required to obtain licenses from third parties to utilize the patents or proprietary rights of others. No assurance can be given that any licenses required could be obtained on terms acceptable to the Company or at all. In addition, in such event, the Company could incur substantial costs in defending itself against infringement claims made by third parties or in enforcing its own intellectual property rights. See "Business--Technology."

CONTROL BY PRINCIPAL STOCKHOLDER

    Upon the closing of the Rights Offering, ST, which currently owns approximately 91% of the Company's outstanding Common Stock, will continue to own a substantially similar level of control together with its affiliate, SPL. ST and SPL will, therefore, continue to have the ability to elect all of the directors of the Company and to control the outcome of all issues submitted to a vote of the stockholders of the Company. As a result of ST and SPL's substantial ownership interest in the Common Stock, it may be more difficult for a third party to acquire the Company. A potential buyer would likely be deterred from any effort to acquire the Company absent the consent of ST and SPL or their participation in the transaction. See "Principal and Management Stockholders."

    The Company is subject to Section 912 of the New York Business Corporation Law, which restricts certain business combinations that are not approved by a corporation's board of directors.

NO DIVIDENDS

    The Company has not paid any cash dividends on the Common Stock since inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. See "Dividend Policy" and "Description of Common Stock."

SUBSTANTIAL PORTION OF NET PROCEEDS ALLOCATED FOR GENERAL CORPORATE AND WORKING
  CAPITAL PURPOSES

    The net proceeds from the Rights Offering are expected to be allocated for general corporate and working capital purposes (including research and development costs) and the repayment of indebtedness to ST and STE. However, such proceeds may be utilized in the discretion of the Board of Directors and such utilitzation will depend in large part upon the Company's success in arranging for the Proposed Credit Line. As a result, investors will not know in advance how such net proceeds will be utilized by the Company. See "Use of Proceeds."

IMMEDIATE AND SUBSTANTIAL DILUTION; NET TANGIBLE BOOK VALUE DEFICIENCY BEFORE
  OFFERING

    Upon the closing of the Rights Offering, investors in the offering will incur immediate and substantial dilution in the per share net tangible book value of their Common Stock. At September 30, 1996, giving effect to the Reverse Split and receipt by the Company of the maximum net proceeds of the Rights Offering, the Company had a pro forma net tangible book value of approximately $.17 per share. (The corresponding figure without giving effect to the Reverse Split would have been $.85 per share.) Net tangible book value is the amount of the Company's total assets minus intangible assets and liabilities. See "Selected Financial Data."

    To the extent that Rights are exercised by other Holders and Rights Options are exercised by employees, shareholders who do not exercise their Rights in full will realize a dilution in their percentage voting interest and ownership interest in future net earnings, if any, of the Company. The Company is not able to predict the effect, if any, the Rights Offering will have on the market price of the Common Stock. See "Market Considerations; Volatility of Stock Price" below.

    In addition to the 280,000 presently exercisable Rights Options, the Company currently has outstanding under the 1996 Incentive Stock Option Plan options which (if certain performance targets are met) may become exercisable to purchase an aggregate of 668,395 shares of Common Stock at an exercise price of $2.50 per share. Options on an additional 16,000 shares will become exercisable at $2.50 per share over the next four years, assuming that the grantees' employment does not terminate prematurely. An additional 317,647 shares are available for options yet to be granted under the Plan. Exercise of the options granted under the 1996 Incentive Stock Option Plan would further reduce a shareholder's percentage voting and ownership interest. See "Management--Stock Option Plan."

ELIMINATION OF PREEMPTIVE RIGHTS

    The Company's shareholders recently voted to amend the Company's Certificate of Incorporation to eliminate the preemptive rights accorded shareholders under
Section 622 of the New York Business Corporation Law with respect to the purchase of securities of the Company. Therefore, the Company may in the future offer securities for sale without giving existing shareholders an opportunity to purchase any particular amount of such securities. [Disclose effect of dissenter's rights if it becomes material.]

SHARES ELIGIBLE FOR FUTURE SALE

    The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to this offering pursuant to Rule 144 under the Securities Act ("Rule 144") or otherwise could materially adversely affect the market price of the Common Stock and could impair the

Company's ability to raise additional capital through the sale of its equity securities or debt financing. Upon completion of the Rights Offering, if all Rights and Rights Options are fully exercised, there would be approximately 6,015,554 shares of Common Stock issued and outstanding. Of these shares, the Company believes that approximately 905,554 would be freely transferable immediately due to the present or prior registration or the present availability of a Rule 144 exemption from the requirement of registration. The remaining approximately 5,110,000 shares would be "restricted securities" for purposes of the Securities Act and would be eligible for resale at various times in the future, in each case subject to the volume and manner of sale limitations of Rule 144 under the Securities Act. Of these restricted shares, 3,400,000 shares are owned by ST and it is estimated that 1,680,000 shares would be owned by SPL.

    In addition to the Rights Options (which have been taken into account in the above figures), there are currently 1,002,042 shares of Common Stock reserved for issuance pursuant to options granted or to be granted under the 1996 Incentive Stock Option Plan. See "Shares Eligible for Future Sale."

    In addition, the Registration Statement, of which this Prospectus forms a part, includes a separate prospectus relating to the offering and resale by one shareholder of 30,000 shares of Common Stock. See "Concurrent Sale by Selling Stockholder."

DISCLOSURES RELATING TO LOW PRICED STOCKS

    The Company's securities are subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended, which imposes additional sales practice requirements for broker-dealers which sell penny stocks to persons other than established customers and accredited investors as defined in Regulation D under the Securities Act of 1933. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Rights Offering to sell any of the securities acquired hereby in the secondary market.

    Securities and Exchange Commission regulations define a "penny stock" to be any equity security not registered on a national securities exchange or for which quotation information is disseminated on NASDAQ that has a market price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Unless exempt, the rules require delivery, prior to a transaction in a penny stock, of a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

MARKET CONSIDERATIONS; VOLATILITY OF STOCK PRICE

    The Company cannot predict the effect that the Rights Offering will have on the trading price of the Common Stock, although the opening trading price of the Common Stock on the first day that shares trade without the Rights attached (I.E., the "ex-Rights day"), which will be the second trading day after the Record Date, may be lower than the closing price on the previous trading day. There can be no assurance that the market price of the Common Stock will not fall below the Subscription Price or that, following the exercise of Rights, a Holder will be able to sell shares acquired in the Rights Offering at a price equal to or greater than the Subscription Price. Since the Company emerged from bankruptcy, the price of the Common Stock, which trades in the over-the-counter market under the OTC Bulletin Board symbol "RDYN", has varied widely and the price of the Common Stock or the Shareholder Rights may be subject to significant fluctuation in the future. See "Price Range of Common Stock" and "Dividend Policy." There has been no prior market for the Rights.

               PURPOSE OF THE RIGHTS OFFERING AND USE OF PROCEEDS

    The Subscription Price and the exercise price for the employee stock options granted on November 13, 1996 (see "Management--Stock Option Plan") have been independently established by the Board of Directors at $2.50 per share (after adjustment for the Reverse Split), which the Board determined to be the fair market value of the Common Stock. In making this determination, the Board received the assistance of Corporate Capital Consultants, Inc. ("CCC"). CCC is a speciality investment banking firm, which, since its inception in 1974, has performed services in the areas of financial consulting, corporate valuations, fairness opinions and mergers and acquisitions. In the valuation area, CCC has provided valuations of corporate securities in connection with pending purchase offers, plans to sell, recapitalizations, going-private transactions, tender offers, the purchase of minority interests, employee stock purchase plans and public offerings, for both publicly and privately held companies in a broad range of industries. In determining the value of the Common Stock, the Board and CCC considered a number of factors, including the book value of the Common Stock, the Company's results of operations, its business plan, the recent change in control, publicly available information about companies considered comparable to Radyne in nature of business, the Company's history and the limited trading activity in the Common Stock since early 1996.

    The maximum net proceeds to be received by the Company from the sale of the Rights Shares, net of estimated expenses payable by the Company, are estimated to be approximately $5,440,000. The Company presently intends to use the net proceeds of this offering to repay indebtedness to ST and STE and/or for general corporate and working capital purposes (including research and development costs).

    The net proceeds of the sale of the Rights Shares are subject to apportionment among the categories listed above or to new categories in response to, among other things, changes in the Company's plans, industry conditions, and future revenues and expenditures. The amount and timing of expenditures will vary depending on a number of factors, including changes in the Company's contemplated operations or business plan and changes in economic and industry conditions. Finally, the success of the Company in securing the Proposed Credit Line will have a major impact on the use of the proceeds of the Rights Offering. If the Proposed Credit Line becomes available prior to the Expiration Date, it is possible that funds made available thereunder will be used to repay a substantial portion of the Company's indebtedness to ST and STE, thereby allowing the Company to devote a substantially larger portion of the Rights Offering proceeds to general corporate purposes or to the repayment of indebtedness incurred pursuant to the Proposed Credit Line. On the other hand, if the Proposed Credit Line should not become available prior to the Expiration Date, it is possible that substantially all of the net proceeds of the Rights Offering would be used to repay the Company's indebtedness to ST and STE, which is currently about $6,800,000 in the aggregate (including accrued interest).

    Based on the Company's operating plan, the Company believes that the net proceeds of this offering, together with cash flows from operations, funding available under the Proposed Credit Line and funding from or through affiliates (See "Risk Factors--Related Party Financing"), will be sufficient to satisfy its capital requirements and finance its plans for expansion for at least the next 12 months. Such belief is based upon certain assumptions, including, but not limited to, the availability of the Proposed Credit Line, and there can be no assurance that such assumptions are correct. Accordingly, there can be no assurance that such resources will satisfy the Company's capital requirements for such period. After such 12-month period, the Company anticipates that it may require additional financing in order to meet its current plans for expansion. Such financing may take the form of the issuance of common or preferred equity securities or debt securities, and may involve bank financing. In addition, contingencies may arise which may require the Company to obtain additional capital. There can be no assurance that the Company will be able to obtain such additional capital on a timely basis, on favorable terms, or at all. In any of such events, the Company may be unable to implement its current plans. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                 CAPITALIZATION

    The following table sets forth the pro forma actual capitalization of the Company, giving effect to the Reverse Split, at September 30, 1996 and the capitalization of the Company at September 30, 1996, adjusted to give effect to the receipt by the Company of estimated net proceeds of approximately $5,439,583 from the sale of the Rights Shares and the use of such proceeds to repay short-term indebtedness. See "Use of Proceeds."

                                                                                   PRO FORMA
                                                                     PRO FORMA    AS ADJUSTED
                                                                    ------------  -----------
Short-term debt:..................................................  $  6,277,620  $   838,037
Long-term debt:...................................................       128,157      128,157
Stockholders' Equity (Deficit):
  Common Stock--$.002 par value, Authorized--20,000,000 shares;
    issued and outstanding 3,759,721 shares; 6,015,554 shares, as
    adjusted......................................................         7,519       12,031
Additional paid in capital........................................       585,782    6,020,853
Retained earnings (deficit).......................................    (3,808,129)  (3,808,129)
Total stockholders' equity (deficit)..............................    (3,214,828)   2,224,755
Total capitalization..............................................    (3,086,671)   2,352,912

    [Update as of 12/31/96, if possible.]

                              THE RIGHTS OFFERING

SHAREHOLDER RIGHTS

    Shareholders other than ST will receive three Shareholder Rights for every five shares of Common Stock held on the Record Date, as adjusted for the Reverse Split. An aggregate of approximately 215,833 Shareholder Rights will be distributed. Holders are entitled to purchase at the Subscription Price one share of Common Stock for each Shareholder Right held. The Shareholder Rights will expire on the Expiration Date. The Shareholder Rights will be transferable. No fractional Rights will be issued.

ST RIGHTS

    SPL will receive 2,040,000 ST Rights. This equals the number of rights which ST would have received on the 3-for-5 basis applicable to other shareholders. SPL will redistribute 80,000 of such Rights to employees of its affiliates, including non-employee directors of the Company. The ST Rights will otherwise be nontransferable. The ST Rights will expire on the Expiration Date, except that 280,000 of such Rights will be exercisable, if at all, only during the five business days next following the Expiration Date. Holders will be entitled to purchase one share of Common Stock at the Subscription Price for each ST Right.

    Concurrently with the distribution of the Rights, 280,000 Rights Options granted under the Company's 1996 Incentive Stock Option Plan will become exercisable at the Subscription Price until March 14, 1997. (See "Management--Stock Option Plan.") The Rights Options were granted by the Board on November 13, 1996 at the request of ST. In order to ensure that ST's interest, rather than the other shareholders' interests, in the Company would be diluted by the exercise of the Rights Options, 280,000 of the ST Rights will not be exercisable, if at all, until the Expiration Date. A portion of these 280,000 ST Rights, up to the number of Shareholder Rights and Rights Options, if any, which expire unexercised, will then be exercisable during the five business days following the Expiration Date.

EXPIRATION DATE

    The Rights will expire at 5:00 p.m., New York time, on March 14, 1997, except that the Company reserves the right to extend the exercise period on one or more occasions if the Board of Directors determines that the occurrence of a material event necessitates an amendment of the Registration Statement or recirculation of this Prospectus, which forms a part thereof, in order to permit time for the distribution of such information. After the Expiration Date, unexercised Rights (except certain ST Rights as described above) will be null and void. The Company will not be obligated to honor any purported exercise of such Rights received by the Subscription Agent or the Company after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below.

    If the Company elects to extend the Expiration Date, it will issue a press release to such effect not later than the first business day following the most recently announced Expiration Date. In the event the Company elects to extend the Expiration Date by more than 14 calendar days, it will, in addition, cause written notice of such extension to be promptly sent to all Holders of record.

EXERCISE OF RIGHTS

    Rights may be exercised by delivering to the Subscription Agent or the Company, at or prior to 5:00 p.m., New York time, on the Expiration Date, the properly completed and executed Subscription Certificate evidencing such Rights with any required signatures guaranteed, together with payment in full of the Subscription Price for each Right exercised. Such payment in full must be by check drawn upon a U.S. bank or postal, telegraphic or express money order payable to Continental Stock Transfer and Trust Co., as Subscription Agent; provided, however, that checks or money orders sent directly to the Company should be made payable to Radyne Corp. Payment of the Subscription Price will be deemed to have been received by the Subscription Agent or the Company, as the case may be, only upon
(a) clearance of any uncertified check, or (b) receipt by the Subscription Agent or the Company, as the case may be, of any certified check drawn upon a United States bank or of any postal, telegraphic or express money order.

    IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

    The address to which the Subscription Certificates and payment of the Subscription Price with respect to Rights should be delivered to the Subscription Agent is set forth below under "Subscription Agent."

    If a Holder wishes to exercise Rights, but time will not permit such Holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent or the Company on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

        (i) such Holder has caused payment in full of the Subscription Price for each Rights Share being subscribed for to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date;

        (ii) the Subscription Agent receives, on or prior to the Expiration Date, a guaranteed notice (a "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), substantially in the form available upon request from the Subscription Agent whose address and telephone numbers are set forth under "Subscription Agent" below, stating the name of the exercising Holder, the number of Rights represented by the Subscription Certificate(s) held by such exercising Holder, the number of Rights Shares being subscribed for and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate(s) evidencing such Rights within three business days following the date of the Notice of Guaranteed Delivery; and

       (iii) the properly completed Subscription Certificate(s), with any required signatures guaranteed, is received by the Subscription Agent within three days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the address set forth under "Subscription Agent" below, or may be transmitted to the Subscription Agent by facsimile transmission (telecopy no. (212) 509-5150).

    A Holder who holds shares of Common Stock for the account of others, such as a broker, a trustee or a depository for securities, should notify the respective beneficial owners of such shares as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of such Rights should complete the Subscription Certificate and submit it to the Subscription Agent with the proper payment. In addition, the beneficial owner of Common Stock or Rights held through such a holder of record should contact the Holder and request the Holder to effect transactions in accordance with the beneficial owner's instructions.

    Unless a Subscription Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the Holder or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Certificate must be guaranteed by an Eligible Institution.

    If either the number of Rights Shares being subscribed for is not specified on the Subscription Certificate, or the amount delivered is not enough to pay the Subscription Price for all Rights Shares stated to be subscribed for, the number of Rights Shares subscribed for will be assumed to be the maximum amount that could be subscribed for upon payment of such amount, after allowance for the Subscription Price of any specified Rights Shares.

    These instructions should be read carefully and followed in detail.

    THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT OR THE COMPANY WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDER, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT OR THE COMPANY AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, RIGHTS HOLDERS ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

    Any shareholder of record who wishes to exercise a Shareholder Right must submit his Common Stock share certificate(s), either simultaneously with his Subscription Certificate or prior to that time, for exchange into a new share certificate reflecting the Reverse Split. SUBSCRIPTION CERTIFICATES WILL NOT BE ACCEPTED FROM OR ON BEHALF OF SHAREHOLDERS OF RECORD WHO DO NOT COMPLY WITH THIS REQUIREMENT. However, this requirement will not affect the transferability of Shareholder Rights.

    All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. NEITHER THE COMPANY NOR THE SUBSCRIPTION AGENT WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECT OR IRREGULARITY IN CONNECTION WITH THE SUBMISSION OF SUBSCRIPTION CERTIFICATES OR INCUR ANY LIABILITY FOR FAILURE TO GIVE SUCH NOTIFICATION.

    Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus or the Notice of Guaranteed Delivery should be directed to the Company at 5225 South 37th Street, Phoenix, Arizonia 85040, Attention: Director of Administration. Telephone: (602) 437-9620.

NO REVOCATION

    ONCE A HOLDER OF RIGHTS HAS EXERCISED THOSE RIGHTS, SUCH EXERCISE MAY NOT BE REVOKED.

FRACTIONAL SHARES

    Fractional Rights will not be distributed by the Company and a Right may not be exercised in part.

METHOD OF TRANSFERRING SHAREHOLDER RIGHTS

    The Shareholder Rights evidenced by a single Subscription Certificate may be transferred in whole by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions. A portion of the Rights evidenced by a single Subscription Certificate may be transferred (but only in units to purchase whole shares) by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee (and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights). In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the Holder or, if the Holder so instructs, to an additional transferee.

    Holders wishing to transfer all or a portion of their Shareholder Rights (but only in units to purchase whole shares) should allow a sufficient amount of time prior to the Expiration Date for (i) the transfer instructions to be received and processed by the Subscription Agent, (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any, and (iii) the Rights evidenced by such new Subscription Certificates to be exercised or sold by the recipients thereof. If time does not permit a transferee of a Right who wishes to exercise its Right to deliver its Subscription Certificate to the Subscription Agent on or before the Expiration Date, such transferee should make use of the Guaranteed Delivery Procedure described under "Exercise of Rights" above. Neither the Company nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Certificates or new Subscription Certificates are not received in time for exercise or sale prior to the Expiration Date.

    It is not anticipated that a market will be made in the Rights or that they will be traded on any exchange. There is no assurance that any market will develop for the Rights. In any event, trading in the Rights will cease at the close of business on the business day preceding the Expiration Date.

FEES AND EXPENSES

    Except for the fees charged by the Subscription Agent (which will be paid by the Company as described below), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase or sale of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

    All fees and other expenses incurred in connection with the exercise of Rights will be for the account of the Holder of such Rights, and none of such fees or expenses will be paid by the Company or the Subscription Agent.

SUBSCRIPTION AGENT

    The Company has appointed Continental Stock Transfer and Trust Co. as Subscription Agent for the Rights Offering. The Subscription Agent's address, which is its address to which the Subscription Certificates and payment of the Subscription Price must be delivered, as well as the address to which Notice of Guaranteed Delivery must be delivered, is:

                       Continental Stock Transfer and Trust Co.
                       2 Broadway
                       New York, New York 10004
                       (212) 509-4000

    Subscription Price payments received by the Subscription Agent will be held thereby, pending the application or return of such payments in accordance with the terms of the Rights Offering.

    The Company will pay the Subscription Agent reasonable and customary compensation for its services in connection with the Rights Offering and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    THE BOARD OF DIRECTORS OF THE COMPANY MAKES NO RECOMMENDATION TO HOLDERS WITH RESPECT TO WHETHER A HOLDER SHOULD EXERCISE RIGHTS TO PURCHASE SHARES OF THE COMMON STOCK PURSUANT TO THE RIGHTS OFFERING, TO INVESTORS WITH RESPECT TO WHETHER AN INVESTOR SHOULD PURCHASE SHARES OF THE COMMON STOCK, OR TO PERSONS WITH RESPECT TO WHETHER A PERSON SHOULD PURCHASE RIGHTS.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following summary describes certain material U.S. federal income tax consequences arising from the Rights Offering. The discussion of United States law has been reviewed by Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC, special counsel to Radyne. The Rights Offering is not conditioned on the receipt of an Internal Revenue Service ruling or an opinion of tax counsel, nor will such a ruling or opinion be sought.

    This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change on a prospective or retroactive basis, and on the accuracy of certain representations of the Company. The tax consequences of the Rights Offering under state, local and foreign law are not discussed. Moreover, special considerations not described herein may apply to certain taxpayers, such as financial institutions, broker-dealers, life insurance companies, regulated investment companies, foreign entities, individuals who are not citizens or residents of the United States for federal income tax purposes, tax-exempt organizations or accounts and corporations affiliated with the Company. The discussion is limited to those who have held the Common Stock, and will hold the Rights and any Common Stock acquired upon the exercise of Rights as capital assets (generally, property held for investment) within the meaning of Section 1221 of the Code and to U.S. citizen or resident individuals who receive ST Rights in connection with the performance of services as a director of the Company.

SHAREHOLDER RIGHTS

    ISSUANCE OF THE SHAREHOLDER RIGHTS. Holders of Common Stock will not recognize taxable income for federal income tax purposes in connection with the receipt of the Shareholder Rights.

    BASIS AND HOLDING PERIOD OF THE SHAREHOLDER RIGHTS. If either (i) the fair market value of the Shareholder Rights on the date of issuance is equal to 15% or more of the fair market value (on such date) of the Common Stock with respect to which they are received or (ii) the shareholder properly elects, in the shareholder's federal income tax return for the taxable year in which the Shareholder Rights are received, to allocate part of the basis of such Common Stock to the Shareholder Rights, then upon exercise or transfer of the Shareholder Rights, the shareholder's basis in such Common Stock will be allocated between the Common Stock and the Shareholder Rights exercised or transferred in proportion to the fair market values of each on the date of issuance. Except as provided in the preceding sentence, the basis of the Shareholder Rights received by a shareholder as a distribution with respect to such shareholder's Common Stock will be zero.

    The holding period of a shareholder with respect to the Shareholder Rights received as a distribution on such shareholder's Common Stock will include the shareholder's holding period for the Common Stock with respect to which the Shareholder Rights were issued.

    In the case of a purchaser of Shareholder Rights, the tax basis of such Shareholder Rights will be equal to the purchase price paid therefor, and the holding period for such Shareholder Rights will commence on the day following the date of the purchase.

    TRANSFER OF THE SHAREHOLDER RIGHTS. A shareholder who sells the Shareholder Rights prior to exercise will recognize gain or loss equal to the difference between the amount realized from the sale and such shareholder's basis (if any) in the Shareholder Rights sold. Such gain or loss will be capital gain or loss if gain or loss from a sale of the underlying Rights Shares would be characterized as capital gain or loss at the time of such sale. Any gain or loss recognized on a sale of Shareholder Rights acquired by purchase will be capital gain or loss if the underlying Rights Shares would be a capital asset in the hands of the seller.

    LAPSE OF THE SHAREHOLDER RIGHTS. Shareholders who allow the Shareholder Rights received by them to lapse will not recognize any gain or loss, and no adjustment will be made to the basis of the Common Stock, if any, owned by such shareholders.

    Purchasers of the Shareholder Rights will be entitled to a loss equal to their tax basis in the Shareholder Rights, if such Shareholder Rights expire unexercised. Any loss recognized on the expiration of the Shareholder Rights acquired by purchase will be a capital loss if the underlying Rights Shares would be a capital asset in the hands of the purchaser.

    EXERCISE OF THE SHAREHOLDER RIGHTS; BASIS AND HOLDING PERIOD OF COMMON STOCK. Holders of Shareholder Rights will not recognize any gain or loss upon the exercise of Shareholder Rights. The basis of the Common Stock acquired through exercise of the Shareholder Rights will be equal to the sum of the Subscription Price paid therefor and the holder's basis in such Shareholder Rights (if any).

    The holding period for the Common Stock acquired through exercise of the Shareholder Rights will begin on the date the Shareholder Rights are exercised.

ST RIGHTS RECEIVED IN CONNECTION WITH SERVICES

    The following discussion relates to individuals who are U.S. citizens or residents for federal income tax purposes and receive ST Rights in connection with the performance of services as a non-employee director of the Company.

    RECEIPT OF RIGHTS. Directors should not recognize taxable income for federal tax purposes in connection with the receipt of such ST Rights.

    LAPSE OF RIGHTS. There should be no tax consequences upon the lapse of such ST Rights.

    EXERCISE OF RIGHTS. A director who exercises ST Rights generally will recognize ordinary income on the exercise date in an amount equal to the excess, if any, of the fair market value of the underlying Rights Shares on that date over the Subscription Price, provided that he properly makes and files an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after the exercise date to recognize ordinary income based on the value of the Common Stock on the exercise date. Otherwise, the amount of such director's ordinary income would be measured by the value of the Common Stock at the end of the six-month holding period imposed under Section 16(b) of the Exchange Act. Special rules may apply to a director who exercises an ST Right if the Subscription Price is greater than the fair market value of the underlying Rights Shares on the exercise date of the Right. Directors should consult their tax advisors to determine the tax consequences to them of exercising Rights.

    BASIS AND HOLDING PERIOD OF COMMON STOCK. A director's basis in a share of Common Stock received upon the exercise of an ST Right will equal the Subscription Price paid therefor plus the amount includible in income as ordinary income as discussed above. The holding period for the Common Stock acquired upon exercise of ST Rights will begin upon the expiration of the six-month holding period imposed under Section 16(b) of the Exchange Act, unless the director makes a timely and proper 83(b) Election with respect to such stock, in which case the holding period would begin on the day after the exercise date.

INFORMATION REPORTING AND WITHHOLDING

    Under the backup withholding rules of the Code, a Holder may be subject to backup withholding at the rate of 31 percent with respect to payments made pursuant to the Rights Offering, unless such Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number and certifies under penalties of perjury that the taxpayer identification number is correct and that the Holder is not subject to backup withholding because of a failure to report all dividends and interest income. Any amount withheld under these rules will be credited against such Holder's federal income tax liability. The Company may require Holders to establish exemption from backup withholding or to make arrangements satisfactory to the Company with respect to the payment of backup withholding.

    THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE RIGHTS OFFERING APPLICABLE TO HIS OR HER OWN PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL INCOME AND OTHER TAX LAWS.

                          PRICE RANGE OF COMMON STOCK

    The Company's Common Stock is traded in the over-the-counter market under the OTC Bulletin Board symbol "RDYN". However, there is no established trading market as actual transactions are infrequent. The following table sets forth the range of high and low closing bid quotations as reported by the National Quotation Bureau, Inc. for the periods indicated. It should be noted that these quotations relate to periods prior to the Reverse Split, for which no adjustment has been made. At December 9, 1996, the Company had approximately 550 shareholders of record. The Company believes that the number of beneficial owners is actually in excess of 1,600, due to the fact that a large number of shares are held in street name.

                                                                                          HIGH              LOW
                                                                                         -----              ---
1995:
  First Quarter (December 16, 1994* through March 31, 1995).....................          1  5/8               1/8
  Second Quarter................................................................          1  3/8               5/8
  Third Quarter.................................................................          1  5/8               5/8
  Fourth Quarter................................................................          1  1/2               3/4
1996:
  First Quarter.................................................................          1  1/8               1/2
  Second Quarter................................................................          1  3/8               3/4
  Third Quarter.................................................................          1  27/32           13/16
  Fourth Quarter................................................................      [   ]                   [  ]

------------------------

* The first day of trading of the Common Stock following Radyne's emergence from bankruptcy.

    On December 31, 1996 the last sale price of the Common Stock as reported by the OTC Bulletin Board was $ per share.

                                DIVIDEND POLICY

    The Company has not paid dividends on the Common Stock since inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions and other pertinent factors.

                            SELECTED FINANCIAL DATA

    The following selected statement of operations data for the year ended June 30, 1996, the six and one-half month period ended June 30, 1995 and the ten and one-half month period ended December 16, 1994, and the selected balance sheet data at June 30, 1996, are derived from the Financial Statements of the Company and notes thereto included elsewhere herein audited by Deloitte & Touche LLP, independent certified public accountants for the Company. The unaudited selected statement of operations data for the three months ended September 30, 1996 and 1995 and the unaudited selected balance sheet data at September 30, 1996, are derived from the unaudited Financial Statements of the Company, which have been prepared on a basis consistent with the audited Financial Statements of the Company and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations. Per share data and shares outstanding reflect an adustment for the effects of the Reverse Split. The results of operations for any interim period are not necessarily indicative of results to be expected for the entire year. The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company and notes thereto included elsewhere in this Prospectus.

                                                                   PREDECESSOR
                                                               --------------------       THREE MONTHS ENDED
                                  YEAR       SIX AND ONE-HALF    TEN AND ONE-HALF    ----------------------------
                                  ENDED        MONTHS ENDED        MONTHS ENDED      SEPTEMBER 30,  SEPTEMBER 30,
                              JUNE 30, 1996  JUNE 30, 1995(1)  DECEMBER 16, 1994(1)      1996           1995
                              -------------  ----------------  --------------------  -------------  -------------
Net sales...................   $ 3,829,523      $1,861,262         $  2,569,396       $ 1,292,646    $ 1,296,792
Cost of sales...............     2,559,350       1,228,747            2,229,329         1,052,385        775,652
Gross profit................     1,270,173         632,515              340,067           240,261        521,140
Selling, general, and
  administrative expenses...     1,843,576         961,162            1,658,388           507,578        403,231
Research and development....     1,794,823               0                    0           438,599        160,095
Interest expense............       256,871          36,209              118,235           112,260         28,956
Professional fees related to
  reorganization............                                            600,198
Loss before fresh start
  adjustments and
  extraordinary items.......   $(2,625,097)     $ (364,856)        $ (2,036,754)      $  (818,176)   $   (71,141)
Fresh start adjustments.....                                          1,598,841
Loss before extraordinary
  items.....................   $(2,625,097)     $ (364,856)            (437,913)      $  (818,176)   $   (71,141)
Extraordinary items(2)......                                          2,699,156
Net income (loss)...........   $(2,625,097)     $ (364,856)           2,261,243       $  (818,176)   $   (71,141)
Net loss per share before
  extraordinary items.......   $     (.701)     $    (.098)        $      (1.33)      $     (.218)   $     (.019)
Net income (loss) per
  share.....................   $     (.701)     $    (.098)        $       6.87       $     (.218)   $     (.019)
Weighted average number of
  shares outstanding........     3,742,227       3,729,721              329,020         3,749,721      3,730,016

BALANCE SHEET DATA

                                                                                          AT SEPTEMBER 30, 1996
                                                                           AT JUNE 30,  --------------------------
                                                                              1996        ACTUAL    AS ADJUSTED(3)
                                                                           -----------  ----------  --------------
Cash.....................................................................   $     971   $  437,950    $5,877,533
Working Capital (deficit)................................................  (4,082,987)   4,863,778       575,805
Total assets.............................................................   3,272,686    4,302,136     9,741,719
Long-term liabilities....................................................     130,414      128,157       128,157
Stockholder equity (deficit).............................................  (2,396,652)  (3,214,828)    2,224,755

    [Update as of 12/31/96, if possible]

------------------------

(1) The Company petitioned for bankruptcy protection in April 1994 and operated as a debtor-in-possession until December 16, 1994.

(2) Consists of $1,062,667 gain on exchange of debt for common stock and $1,636,489 gain on debt forgiveness.

(3) Adjusted to reflect the receipt by the Company of the estimated net proceeds of $5,439,582.50 from the sale of the Rights Shares at the offering price of $2.50 per Rights Share and the application of the net proceeds therefrom. See "Use of Proceeds."

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

  FISCAL YEAR ENDED JUNE 30, 1996 COMPARED TO SIX AND ONE-HALF MONTHS ENDED JUNE 30, 1995.

    The following table sets forth, for the periods indicated, certain financial items used in the discussion below.

                                            SIX AND ONE-HALF
                                           HALF MONTHS ENDED                       YEAR ENDED
                                             JUNE 30, 1995                        JUNE 30, 1996
                                           ------------------                     -------------
Net Sales................................     $  1,861,262                        $   3,829,523
Cost of Sales............................        1,228,747        (66% of Sales)      2,559,350     (67% of Sales)
Selling, G&A.............................          961,162        (52% of Sales)      1,843,576     (48% of Sales)
R&D......................................              -0-         (0% of Sales)      1,794,823     (47% of Sales)
EBIT.....................................         (328,647)                          (2,368,226)
Interest.................................           36,209         (2% of Sales)        256,871      (7% of Sales)
Net Loss.................................         (364,856)                          (2,625,097)

    The Company's net sales increased 106% to $3,829,523 during the period ended June 30, 1996 from $1,861,262 during the six and one-half months ended June 30, 1995.

    The Company's cost of sales as a percentage of net sales increased to 67% during the fiscal year ended June 30, 1996 from 66% for the six and one-half months ended June 30, 1995.

    Selling, general and administrative costs increased to $1,843,576 or 48% of sales during the fiscal year ended June 30, 1996 from $961,162 or 52% of sales for the six and one-half months ended June 30, 1995. The increase in expenses was primarily attributable to the increased time frame of the current period over the prior period.

    Research and development expenditures increased to $1,794,823 during the fiscal year ended June 30, 1996 from $-0- for the six and one-half months ended June 30, 1995. The increase in expenses was primarily attributable to the resumption of research and development activities during the later period due to funds becoming available through borrowings from ETS and a shift in priorities following the hiring of the Company's new management team.

    Interest expense net of interest income increased to $256,871 (7% of sales) during the fiscal year ended June 30, 1996 from $36,209 (2% of sales) for the six and one-half months ended June 30, 1995.

    Due to the net operating losses for the year ended June 30, 1996 and for the six and one-half month period ended June 30, 1995, the Company provided for income taxes in neither period.

    For the twelve month period ended June 30, 1996, the Company had a net loss of ($2,625,097) as compared with a net loss of ($364,856) in the six and one-half month period ended June 30, 1995.

  FISCAL QUARTERS ENDED MARCH 31, JUNE 30 AND SEPTEMBER 30, 1996 COMPARED.

    The following table sets forth, for the periods indicated, certain financial items used in the discussion below.

                                                                  QUARTER ENDED
                                                     ----------------------------------------
                                                     MAR 31, 1996  JUN 30, 1996  SEP 30, 1996
                                                     ------------  ------------  ------------
Orders.............................................   $1,017,211   $  1,641,100  $  3,579,183
Backlog............................................      343,463      1,439,038     3,725,575
Net Sales..........................................      886,763        545,525     1,292,646
% Margin...........................................           45%            -9%           19%
R&D................................................      541,490        664,882       438,599
Selling, G&A.......................................      502,652        494,811       507,578
EBIT...............................................     (645,811)    (1,205,802)     (705,916)

    Results of operations for the quarter ended September 30, 1996, as compared to the fiscal quarters ended March 31, 1996 and June 30, 1996 are as follows:

    The Company's net sales increased 46% and 137% to $1,292,646 during the quarter ended September 30, 1996 from $886,763 and $545,525 during the quarters ended March 31, 1996 and June 30, 1996, respectively. This increase in sales was primarily attributable to increased deliveries of new products ordered.

    The gross margin declined (as a percentage of sales) to 19% during the quarter ended September 30, 1996 from 45% for the three month period ended March 31, 1996. The margin for the period ended June 30, 1996 was (9%). The change was attributable to increased sales volume of a single lower margin product and to the fact that new products tend to have a higher proportion of cost of sales. As described below, this is due to the increased engineering costs involved in the initial manufacturing of new products.

    Selling, general and administrative costs decreased (as a percentage of sales) to 39% during the quarter ended September 30, 1996 from 57% in the quarter ended March 31, 1996 and 90% in the quarter ended June 30, 1996.

    Research and development expenditures decreased in absolute dollars and as a percentage of sales during the quarter ended September 30, 1996. The amount expended for the period ended September 30, 1996 was $438,599, down from $541,490 and $664,882 for the periods ended March 31, 1996 and June 30, 1996, respectively. This reduction was due to the shifting of new products from the R&D phase to start-up manufacturing. This causes engineering and technical manpower costs to shift from R&D to cost of sales. R&D expenditures decreased to 34% of net sales during the period ended September 30, 1996, compared to 61% and 122% for the periods ended March 31, 1996 and June 30, 1996, respectively.

FINANCIAL CONDITION

    The Company's new orders booked increased 252% and 118% to $3,579,183 for the quarter ended September 30, 1996 from $1,017,211 and $1,641,100 for the quarters ended March 31, 1996 and June 30, 1996, respectively. More than 70% of the orders booked in the period ended September 30 were for the Company's new products.

    The Company's backlog of orders to ship increased 985% and 159% to $3,725,575 for the quarter ended September 30, 1996 from $343,463 and $1,439,038 for the quarters ended March 31, 1996 and June 30, 1996, respectively.

    Typically, the Company must ship its backlog within 90 days to maintain "on-time" delivery schedules. The Company anticipates that it will be able to handle this large increase in orders while substantially maintaining this delivery schedule.

    Orders booked in the three month period ending December 31, 1996 along with residual backlog from prior period bookings are expected to maintain a backlog in excess of $2,500,000 going into calendar and fiscal 1997.

    The Company's assets have increased from $3,272,686 at June 30, 1996 to $4,302,136 at September 30, 1996, while the company's liabilities have increased from $5,669,338 at June 30, 1996 to $7,516,964 at September 30, 1996. The
decrease in net assets (assets minus liabilities) of $818,176 relates to the Company's net loss for the three month period ended September 30, 1996.

    Cash flows from operations of ($2,902,486) and ($1,137,464) for the periods ended June 30, 1996 and June 30, 1995, respectively, were offset in whole or in part by proceeds from loans payable to affiliates.

    A bank line of credit in the amount of $2,000,000 has been established for the Company through Bank of America's Asian Banking Unit, by Stetsys US, Inc., the new beneficial owner of almost 91% of the Company's outstanding stock. As of the end of the period reported herein, the Company had drawn down $1,700,000 of the available funds. This is a demand loan, guaranteed by an affiliate of Stetsys US, Inc.

    The Company borrowed $4,500,000 from Singapore Technologies Electronics Pte Ltd, a related company, the proceeds from which were used to pay down the loan payable to Engineering and Technical Services, Inc. ("ETS"), the former beneficial owner of almost 91% of the Company's outstanding stock. This new loan bears interest at 8% per annum and matures on February 10, 1997. An additional $504,000 of the Company's cash was used to pay the balance of the ETS loan. Approximately $370,000 was paid to ETS during the period for the repurchase of inventories, machinery and equipment originally sold to ETS by Radyne in July, 1995, at a time when ETS was acting as the Company's manufacturing subcontractor. In recognition of the fact that the Company is now fully settled into its Phoenix facility and has sufficient staff to do so, the Board determined that the Company should resume the direct conduct of this manufacturing activity.

    ST has made several loans to the Company, the proceeds of which have been used for general corporate purposes described above. These loans, which bear interest at 8% per annum mature in the following amounts on the following respective dates: $400,000 on March 2, 1997, $1,000,000 on March 6, 1997 and $700,000 on March 31, 1997.

    The Company's working capital deficit was ($4,863,778) at September 30, 1996; an increase of $780,791 from ($4,082,987) at June 30, 1996.

                                    BUSINESS

GENERAL

    Radyne has been involved in the advanced design and production of digital data communications equipment and associated equipment for satellite telecommunications systems for over sixteen years. Since the Company's inception in 1980, Radyne has established itself as a supplier in the satellite ground equipment business.

    Radyne designs, manufacturers and sells satellite modems, frequency converters, ancillary products and equipment racks containing integrated modems and supporting equipment for data communications.

    Although the Company was forced to file for Chapter 11 bankruptcy protection in April 1994, it successfully emerged from bankruptcy in December of that year upon the acquisition of approximately 91% of its Common Stock by Engineering and Technical Services, Inc. ("ETS"), then a major customer of Radyne. On August 12, 1996, ETS was acquired by Singapore Technologies Pte Ltd through its indirect wholly owned subsidiary, Stetsys US, Inc. ("ST"). As a result, approximately 91% of the Company's Common Stock is now held by ST. See "Bankruptcy Reorganization" below.

    In 1995, ETS caused Radyne to install a new management team, which promptly moved the Company's operations from New York to Phoenix, Arizona and commenced the hiring of an almost all new staff of engineering, sales and support personnel, with funding advanced by ETS and subsequently ST and its affiliates. The new Radyne team has reinstituted Radyne's research, development and marketing programs and reinvigorated its product line.

    The Company's engineering staff and support facilities are dedicated to (i) maintaining the state-of-the-art status of Radyne's traditional products for the satellite ground equipment segment of the market, (ii) designing and enhancing products for emerging markets, such as rural telephony for developing areas, high-speed satellite communications, government data equipment and the growing private network market, and (iii) providing special configurations to satisfy customers' special needs.

    Radyne's modems cover data rates from 2.4 Kilobytes per second to 50 Megabytes per second. The Company's frequency converters handle all three frequency bands used in satellite communications. Radyne believes that most of its current line of modems and converters are smaller and lower priced than the previous generation of products, enabling large system installation in significantly less rack space than the products of the Company's competitors. The Company also markets redundancy switches which operate in conjunction with satellite modems and converters and provide automatic fault monitoring and switch over to standby equipment in the event of modem or converter failure.

    Radyne's line of frequency converter products is usable in virtually all earth stations for the conversion of intermediate frequencies to microwave frequencies for satellite transmission. These converters are competitively priced, small in size and offer either single, dual or all three bands used in the satellite industry. In addition to being offered to commercial customers, there is a military market for the three-band units.

    The Company's newer products include a low cost modem with expanded features and super fast acquisition capabilities, making its attractive for use in both private networks and rural telephone systems being offered in China, Indonesia and India, and a line of satellite frequency translators presently used for testing in satellite earth stations.

    The development of digital compression technology has allowed the transmission of television in a small bandwidth, which has made TV transmission by satellite more economical than ever before. Video compression allows many times more channels on a satellite than was previously the case, thus producing a new market of major interest. This compression technology is or is expected to be used for transmission of TV to all network facilities, distribution of cable TV to cable companies, high definition TV distribution and video teleconferencing. Radyne has developed a modulator product to be used in conjunction with compression equipment and has been shipping this product for the past seven months.

    Radyne's operating strategy is to (i) continue to build on the experience, skills and customer access of its new management team, (ii) capitalize on its development of smaller, less costly satellite modems, and (iii) expand into market segments, such as rural telephone, private networks and compressed television transmission. See "Target Markets" below.

    Notwithstanding the foregoing, investors should be aware that the Company's future plans are subject to a number of variables outside of its control, and there can be no assurance that the Company will be able to implement any or all of such plans or that such plans, when and if implemented, will be successful. See "Risk Factors."

BANKRUPTCY REORGANIZATION

    In December 1994, Radyne emerged from protection under Chapter 11 of the Bankruptcy Code. The Company believes that the reasons for Radyne having sought bankruptcy protection have been neutralized by its new management team and interim financing sources. When Radyne filed its bankruptcy petition in April 1994, it was suffering from severe cash flow problems due to shrinking sales. Years of uninspired management and the failure to maintain the sort of research and development program which is necessitated by the fast-moving data communications industry had left Radyne with an aging product line and an inability to access emerging markets.

    On April 28, 1994, Radyne filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Eastern District of New York. Under Chapter 11, certain claims against the Company in existence prior to the filing were stayed while the Company continued business operations as debtor-in-possession. Claims secured against the Company's assets were also stayed, although the holders of such claims had the right to move the court for relief from the stay prior to the Company's reorganization plan being confirmed. Secured claims were secured primarily by liens on all of the Company's assets.

    The Company received approval from the Bankruptcy Court to pay certain of its pre-petition obligations, employee wages and benefits. Tax claims were rescheduled for payment in equal quarterly installments of $8,720, with interest at 7%, over six years. A portion of these tax claims is the sole remaining pre-petition liability of the Company.

    On December 16, 1994, the Bankruptcy Court confirmed the Company's Plan of Reorganization effective at the close of business on December 16, 1994. The Plan, which has been consummated, called for the establishment of an escrow account from which to pay claims and provided for the following:

        (1) Exchange of Debt for Common Stock--The Company issued 17,000,000 (pre-Reverse Split) shares of previously authorized but unissued Common Stock to Radyne Florida (a special purpose subsidiary of ETS), which had previously purchased the Company's secured bank debt and the position of certain holders of secured promissory notes. This issuance of stock gave Radyne Florida approximately 91% of the Company's outstanding Common Stock. In exchange for the stock, the Company was discharged of $2,350,000 of debt owed to Radyne Florida. In addition, the 1,750,000 warrants held by Radyne Florida (purchased with the secured promissory notes) were cancelled.

        (2) Cancellation of Debt--Unsecured claims and capitalized lease obligations were settled as follows:

                                                                           ORIGINAL
          TYPE OF CLAIM                                                     AMOUNT      REDUCTIONS    COMPROMISED
-----------------------------------------------------------------------  ------------  ------------  -------------
        Accounts payable, accrued expenses, and capitalized lease
          obligations..................................................  $  1,483,343  $  1,111,872   $   371,471
        Convertible debentures and bridge notes........................       487,885       439,225        48,660
        Taxes..........................................................       309,143        99,866       209,277
                                                                         ------------  ------------  -------------
                                                                         $  2,280,371  $  1,650,963   $   629,408
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

        (3) Other Claims--Priority Claims for wages of $53,786 were paid in full.

    Holders of the Company's Common Stock and options to purchase the Company's Common Stock had their interests significantly diluted by the distribution of Common Stock to Radyne Florida.

    Holders of warrants to purchase the Company's Common Stock exchanged the warrants for an aggregate of 53,437 shares of Common Stock.

INDUSTRY OVERVIEW

    There are more than 150 major commercial communications satellites in orbit today representing an investment of more than $30 billion. Over 80 more of these expensive geosynchronous earth orbiting satellites (GEO's) are on order. (Source: VIA SATELLITE, September 1996). The ways in which satellites are used continue to shift over time. The principal uses today are for television distribution, international telephone service and private networks. As more fiber cables are laid under the oceans, the use of satellites for international telephony is slowing. However, satellites represent a sizable investment and a unique communications medium which will continue to be used in other ways. For example, the use of this satellite resource is already shifting towards domestic telephony in countries, such as China and India, which are seriously lacking in infrastructure. In addition, technological advances, such as voice compression, have made it economical for third world countries to have more telephone service. Moreover, television distribution is going through a technology revolution in which ten times as many programs can be transmitted through satellites. This technological and economical breakthrough has created many new markets. For example, it is now cost-effective for many relatively small market segments to have their own TV networks (such as we are now seeing with regional college sports). Finally, the lowering of international barriers and privatization are allowing the expansion of more private networks.

    Almost anyone who uses a satellite as a transmission path has the need for equipment of the sort produced by Radyne. The Company estimates that the specific segment of the ground equipment market in which Radyne currently operates was approximately $260 million in 1995. The Company expects to continue operating within the satellite ground equipment segment of the market for the next several years, while continuing to expand into various new markets. For example, the Company anticipates moving into high-speed satellite communication products and government data equipment in the near future. Although the telecommunications industry is rapidly changing, becoming more complex and requiring new technology, the transformation and evolution of the industry is not expected to cause satellite data equipment to become obsolete, at least within the near future.

INDUSTRY TRENDS

    Several major trends in the telecommunications industry should provide opportunities for Radyne. First, telecommunications growth in the Pacific Rim and an increase in the number of satellites orbiting over the Pacific and Indian Oceans will produce a substantial need for satellite data communications equipment. Second, the opening of the Asian Development Bank should provide funds for badly needed telecommunications infrastructure. Third, the large demand for telecommunications in the third world is expected to cause emerging countries to make use of the Asian Development Bank to buy satellite data communications equipment. Tremendous telecommunications growth is also expected in South America. Fourth, if the United States defense budget continues to shrink, more NDIs (non-developmental items) and COTS (commercial off-the-shelf products) may be purchased from suppliers, such as Radyne, who can offer these products for much less than the government would pay to develop the products. Radyne anticipates being able to supply commercial versions of military equipment. Fifth, as HDTV (high-definition television) becomes available, the need for satellite equipment will increase. Finally, planned LEO (low earth orbit) and MEO (medium earth orbit) satellite networks should serve as additional sources of potential business for Radyne. However, there can be no assurance that the Company will be successful in exploiting these opportunities.

    Another trend in the telecommunications industry is the emergence of fiber cable for voice and data transmission. Fiber cable is preferable to satellite communications, although it performs the same functions as satellites, because there is very little time-delay when using fiber cable. Satellite communication exhibits a slight (approximately half-second) time delay. Although fiber cable is favored over satellite communications, its emergence has not caused obsolescence of satellite communications for several reasons. First, it is not cost-effective to utilize fiber cable in all areas of the world, especially emerging countries where telecommunications capabilities are just beginning to develop. Second, although fiber cable has performance advantages, it has a tendency to break, resulting in the need for satellite capabilities as a back-up. Third, fiber cable is utilized mainly for point-to-point communications. Satellite transmission, on the other hand, is superior for distribution communications, for example video broadcasting on major television networks. Thus, although fiber cable can be viewed as a competitor of satellite communications, it has not historically reduced, nor is it anticipated to reduce, the need for satellite modem equipment. Although the proliferation of fiber optics is proceeding at a rapid pace, it is not expected to outrun business requirements. Moreover, there should be "niche" requirements that can be satisfied only with satellite communications for a long time to come. (Source: SATELLITE COMMUNICATIONS, September 1996).

    Compressed digital video is the latest frontier in satellite communications technology. Three aspects of this market are of particular interest to Radyne. The first is the requirement of television broadcasters for efficient and economic distribution. Second, while broadcast quality digital video compression algorithms are still in development, compressed video encoding and decoding are already available for the less demanding business video teleconferencing and distance learning markets. The economics of the new compressed video allow the use of satellite transmission for nearly worldwide teaching. Third, there is an emerging application for digital cinema distribution. As movie theaters get smaller and thereby proliferate, the costs of making and distributing copies of films becomes proportionally greater. Using satellite distribution, movies can be distributed directly to thousands of theaters simultaneously. The Company expects the digital cinema market to become substantial over the next five years. However, there can be no assurance that the Company will succeed in the emerging compressed digital television market.

TARGET MARKETS

    Radyne has historically operated in an industry that has relatively few customers. Today, fewer than 1,000 customers make up the market for satellite data communication subsystems. Radyne's target markets include international telecommunications, high speed satellite communications, rural telephony and private network DAMA (demand assigned multiple access) users, as well as the United States Government. Currently, Radyne has a presence in the international telecommunications market and has just entered the DAMA products market with its new DMD-2400 modem, but anticipates movement into the other markets in the near future. Of course, there can be no assurance that Radyne will succeed in capturing a significant share of these other markets.

    The international telecommunications market includes users of IDR (intermediate data rate), IBS (international business service) and open network satellite equipment. The IDR environment is primarily for voice traffic, while IBS is specific to business data traffic. In addition, the market includes customers for MUX (multiplexers), switches and peripheral equipment. The international telecommunications market should provide substantial business opportunities for Radyne in the near future. To illustrate the magnitude of the potential market for Radyne's satellite modems alone, the projected growth in transponders can be depicted as follows. A transponder is the part of the satellite that receives an uplink signal at one frequency, converts that signal's frequency, amplifies it and then retransmits the signal to the ground. Satellites have an average of 24 transponders each. For each transponder, an average of 50 modems are required (25 on the transmitting side and 25 on the receiving end). The growth in total C-Band and Ku-Band transponder capacity is projected to average more than 250 per year until the end of 1999, to a world total of more than 5,000 transponders (Source: VIA SATELLITE, January
1995). This transponder growth translates into a need for up to 50,000 or more additional satellite modems by the year 2000.

    Rural telephony and private network DAMA products require special communications equipment which is efficient for low traffic volume at many different locations. DAMA products allow many users to access the same channel on demand. Radyne has recently entered the DAMA products segment of the market with its new DMD-2400 modem. The DMD-2400 can be utilized in both rural telephony and private network systems. Rural telephony can be described as an intra-country telecommunications network linking many small villages in a country like Indonesia, for example, ultimately allowing the villages to communicate with the world. A private network can be described as a network in the commercial world. For example, banks and other financial institutions, airlines, and large and multi-unit corporations all have the need for satellite communications and may be linked via private networks.

    Demand for DAMA products for use in private and rural telephony networks is growing rapidly. It has been estimated that 20,000 to 50,000 new installations will occur in North America alone over the next two or three years, translating into substantial demand for satellite ground equipment. (Source: SATELLITE COMMUNICATIONS, August 1996). Radyne has entered this market and has a product agreement for both low speed data equipment and the necessary radio frequency
(RF) products.

    The high-speed satellite communications market is just beginning to emerge. Communications equipment in this segment possesses higher data rate capabilities of approximately 12-150 megabits per second, allowing much more data to be transmitted. Tests are currently underway by AT&T to use ATM (asynchronous transfer mode) to transfer large amounts of data. It is Radyne's intention to enter the high-speed satellite communications market as its engineers develop advanced equipment designed to the higher data rate specifications.

    Finally, the United States Government should provide a significant market opportunity for Radyne as the defense budget shrinks and it becomes cost prohibitive for the government to develop its own products. Because of the expected growth in commercial off-the-shelf (COTS) and non-developmental item
(NDI) procurement, Radyne anticipates targeting the US Government as an important revenue source.

MANUFACTURING

    The Company's products are to a certain extent assembled and tested at its Phoenix, Arizona facilities using subsystems and circuit boards supplied by subcontractors. Although the Company believes that it maintains adequate stock to reduce the procurement lead time for certain components, the Company's products use a number of specialized chips and customized components or subassemblies produced by a limited number of suppliers. In light of previous financial difficulties, Radyne has experienced some inflexibility on the part of certain suppliers in regard to credit terms for delivered components. In the event that such suppliers were to be unable or unwilling to fulfill the Company's requirements, the Company could experience an interruption in production until an alternative source of supply was developed. The Company maintains an inventory of certain chips and components and subassemblies to limit the potential for such an interruption. The Company believes that there are a number of companies capable of providing replacements for the types of unique chips and customized components and subassemblies used in its products.

SALES AND MARKETING

    The Company sells its products through international representatives, distributors and systems integrators which are supported by the Company's sales and marketing personnel. In-house direct sales by the Company are targeted toward large accounts, new accounts and the establishment of distributors in new markets. The Company has recently established new distribution or representation arrangements in the Middle East, South America, Asia and the Pacific Rim.

    The Company has an informal marketing arrangement with Agilis Communication Technologies Pte Ltd, an affiliate of ST and the General Manager of which is a director of the Company. Under this arrangement, Agilis acts as Radyne's sales agent for several countries in Asia, as well as Australia and New Zealand. During the first seven months of this arrangement, which was entered into prior to the Company's affiliation with ST, Agilis produced over $650,000 of orders for Radyne products.

    The Company's direct sales force is comprised of [6] individuals in the sales department, supported by systems and applications engineers. Direct sales activities are focused on expanding the Company's international sales by identifying emerging markets and establishing new distributor accounts. Additionally, the Company directly targets certain major accounts which may provide entry into new markets or lead to subsequent distribution arrangements. Such major accounts tend to be telecommunications agencies and major corporations in new international markets. The Company has a customer service and support group, which primarily supports distributors and is responsible for after-sale support and installation supervision. In certain instances the Company uses third party companies for installation and maintenance.

    Export sales, as a percentage of total revenues, were approximately 50% in the fiscal year ended June 30, 1996, and the Company expects this figure to rise in subsequent periods.

RESEARCH AND DEVELOPMENT

    The Company's research and development efforts to date have been devoted to the design and development of new products for the satellite communications and telecommunications industries. The Company's future growth depends on increasing the market shares of its new products, adaptation of its existing satellite communications products to new applications, and the introduction of new communications products that will find market acceptance and benefit from the Company's established international distribution channels. Accordingly, the Company is actively applying its communications expertise to design and develop new hardware and software products and enhance existing products. However, there is no assurance that the Company will continue to have access to sufficient capital to fund the necessary research and development or that such efforts, even if adequately funded, will prove successful.

    In its fiscal years ended December 15, 1994, June 30, 1995 and June 30, 1996, the Company spent $0, $0 and $1.8 million, respectively, on research and development activities. During this period, the Company introduced the RCS-10 Redundant Modem System, the DMD-15 Universal Modem, the DVB-3000 Digital Video Modulator, the SFC-6400 Up Converter, the SFC-4200 Down Converter, and the RCS-20 Modem Switch, as well as the DMD-2400 Modem.

COMPETITION

    The Company has a number of major competitors in the satellite communications field. These include large companies, such as Hughes Network Systems, NEC, California Microwave and Spar Aerospace, which have significantly larger and more diversified operations and greater financial, marketing, human and other resources than Radyne. The Company believes that it has been able to compete by concentrating its sales efforts in the international market, utilizing the resources of local distributors, and by emphasizing product features. However, most of the Company's competitors offer products which have one or more features or functions similar to those offered by the Company. The Company believes that the quality, performance and capabilities of its products, its ability to customize certain network functions and the relatively lower overall cost of its products, as compared to the costs generally offered by the Company's major competitors, have contributed to Radyne's ability to compete successfully. However, the Company's major competitors have the resources available to develop products with features and functions competitive with or superior to those offered by the Company. There can be no assurance that such competitors will not successfully develop such products or that the Company will be able to maintain a lower cost advantage for its products. Moreover, there can be no assurance that the Company will not experience increased competition in the future from these or other competitors currently unknown.

TECHNOLOGY

    The Company believes that improvement of existing products, reliance upon trade secrets, copyrights and unpatented proprietary know-how and the development of new products are generally as important as patent protection in establishing and maintaining a competitive advantage. Because patents often provide only narrow protection which may not provide a competitive advantage in areas of rapid technological change and because patent applications require public disclosure of information which may otherwise be subject to trade secret protection, Radyne has not obtained, and has no present intention to obtain, patents on existing products. However, there can be no assurance that the Company's technology will not be found to infringe upon the intellectual property of others. If the Company's technology should be found to impermissibly utilize the intellectual property of others, the Company's ability to utilize the technology could be materially restricted or prohibited. In such event, the Company might be required to obtain licenses from third parties to utilize the patents or proprietary rights of others. No assurance can be given that any licenses required could be obtained on terms acceptable to the Company or at all. In addition, in such event, the Company could incur substantial costs in defending itself against infringement claims made by third parties or in enforcing its own intellectual property rights.

EMPLOYEES

    As of December 31, 1996, the Company had [60] full time employees, including two executive officers, [43] in engineering, manufacturing and marketing operations, and [3] in administration. None of the Company's employees are represented by a union or governed by a collective bargaining agreement, and the Company believes that its relations with its employees are satisfactory.

LEGAL PROCEEDINGS

    The Company is not a party to any material pending legal proceedings.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The directors and executive officers of the Company, their positions held with the Company, and their ages are as follows:

NAME                                             AGE                       POSITION
-------------------------------------------      ---      -------------------------------------------
Lim Ming Seong.............................          49   Director, Chairman of the Board
Chan Wee Piak..............................          41   Director
Lee Yip Loi................................          52   Director
Robert A. Grimes...........................          44   Director
Robert C. Fitting..........................          61   Director and President
Steven W. Eymann...........................          44   Vice President

    Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until the next meeting and until his successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, the Board of Directors.

    The following is a brief summary of the background of each director, executive officer and certain key employees of the Company:

DIRECTORS AND EXECUTIVE OFFICERS:

    LIM MING SEONG has a been a Director and Chairman of the Board of the Company since August 13, 1996 and is chairman of its Compensation Committee. He is the Chairman of Vertex Management, Inc., a member of the ST group, and he has been Group Director of Singapore Technologies Pte Ltd, an indirect parent of ST since February of 1995. From March 1992 until February 1995, he was Executive Director of Singapore Technologies Ventures Pte Ltd and from February 1990 to March 1992, he was Group President of Singapore Technologies Holdings Pte Ltd. Prior to that time he held various corporate and government positions, including Deputy Secretary in the Singapore Ministry of Defense from 1979 to 1986.

    LEE YIP LOI has been a Director of the Company since August 13, 1996 and is chairman of the Audit Committee and a member of the Compensation Committee of the Board. He has been Regional Director (America) of Singapore Technologies Pte Ltd since March 1994 and has been President of Metheus Corporation, another member of the same group of companies, since May 1990. Prior to that time he held a number of managerial positions with such corporations as Morgan Guaranty Trust and Singapore Technologies Pte Ltd and government positions with the Singapore Ministries of Education, Defense, Culture and Home Affairs.

    CHAN WEE PIAK has been a Director since August 13, 1996 and is a member of the Compensation Committee of the Board. He has been General Manager of Agilis Communication Technologies Pte Ltd, also a member of the Singapore Technologies group, since January 1992. From November 1989 to February 1992, he was General Manager of Chartered Microwave Pte Ltd. Prior to that time, he held various managerial positions in the Singapore Ministry of Defense and with Singapore Electronic and Engineering.

    ROBERT A. GRIMES, who is a member of the Audit and Compensation Committees of the Board, has served as a member of the Board of Directors since December, 1994. For the past seven years Mr. Grimes has also served as the President and a member of the Board of Engineering and Technical Services, Inc.

    ROBERT C. FITTING has been President of the Company since February, 1995, became a Director of the Company in March, 1995 and is a member of the Audit Committee of the Board. Mr. Fitting has a Master of Electrical Engineering degree from New York University and a Bachelors with distinction from Penn

State University. His professional career began at Bell Laboratories in 1962 where he spent six years developing innovative communication technologies. Mr. Fitting then joined the Motorola Government Electronics Division where he was an engineering manager. He published more than a dozen technical papers and was awarded a number of patents. He left Motorola in 1978 to build a new company under an agreement with Comtech Telecommunications. The new company was named Comtech Data Corporation, currently known as Fairchild Data Corporation. Mr. Fitting was the General Manager and President of Comtech Data Corporation from 1978 to 1984. He left Comtech to start a new company called EFData Corporation. As co-founder, CEO and President of EFData Corporation, Mr. Fitting built the company into a worldwide market leader in satellite communications equipment. While at EFData, Mr. Fitting won the Arizona Entrepreneur award in 1993 in the manufacturing/high technology category.

    STEVEN EYMANN has been Executive Vice President of the Company since February, 1995. Mr. Eymann graduated with honors and a Bachelor of Science in Electrical Engineering from the University of Nebraska. His professional career began at the Motorola Government Electronics Division where he was a design engineer, task leader and finally a project leader for the DSU-23/29B fuse development program. As project leader, he was responsible for project management, budgets, schedules, design and testing of the fuse. He designed the computer-controlled automatic test set for factory testing based on an HP 9825 computer. The DSU-23/29B is an L-Band PN radar for accurate, low-cost altitude direction. In June of 1981, Mr. Eymann joined Comtech Data Corporation where he was Director of Product Development. He was responsible for budget, schedule and technical aspects of all new product development within Comtech. Prior to becoming the Director of Product Development, he served as a senior engineer with program and technical design responsibility. He left Comtech in 1984 to begin a new company called EFData Corporation. As co-founder and Vice President of EFData, Mr. Eymann was responsible for new product development and engineering management in the design and manufacture of high technology, military and commercial communications equipment.

CERTAIN KEY EMPLOYEES:

    GARRY KLINE, Secretary, Controller and Acting CFO, joined the Company in September of 1995. From 1987 through 1995, Mr. Kline served as CFO and Controller of EFData Corporation. Prior to 1987, Mr. Kline served in various positions, including Vice President of Finance for Megatronics Inc., a publicly held printed circuit board manufacturer, Vice President of Operations for Vernal Lodging Associates, a hospitality management company, and General Partner of Tax and Accounting Computer Service, an accounting firm.

    PETER WEISSKOPF has been the President of the Microwave Products Division at Radyne since June, 1995. At Radyne, he is responsible for the operation of the microwave products division. His duties include marketing, design and manufacture of existing and new microwave products as well as the administration of the division. Mr. Weisskopf has a Bachelor of Science in Computer and Electrical Engineering from George Mason University. He has worked as an engineer for several companies during his professional career, including Magnavox Data Systems, M/A-COM Linkabit and M/A-COM Active Assemblies Division. From 1990 to 1992, Mr. Weisskopf was an engineer at EFData Corporation, where he designed synthesized frequency converters for use in satellite communications. In 1992, Mr. Weisskopf founded Merit Microwave, Inc. As founder and President of this start-up firm, Mr. Weisskopf designed and marketed various microwave components and systems, including a complete line of satellite loopback test translators.

    ROBERT NOBIS has been the Director of Sales for the Company since April 1995. Mr. Nobis has a Master of Science degree in Electronics Engineering from North Dakota State University. Prior to joining the Company he spent most of his professional career working for Motorola, Inc. beginning in 1971 as a communications project engineer. He joined the Motorola Integrated Circuits Division in 1973 where he was a microcomputer systems engineer and was a member of the original development team for the

MC6806 MPU family. From 1976 through 1989, Mr. Nobis held several international marketing positions for Motorola including Strategic Marketing Manager for Asia-Pacific, Director of Market Development in Tokyo, Japan, Strategic Marketing Manager, Technology Marketing Manager and Technology Sales Manager in Phoenix, Arizona. In 1989, Mr. Nobis formed and organized Data Integrity Services International to provide international marketing consulting services to small businesses in Arizona. In 1991, he joined Fairchild Data Corporation, as Regional Marketing Director for Asia-Pacific. At Fairchild, he was responsible for the marketing and sales of satellite communications products in the Asia-Pacific Region.

    ALAN POTTER has been the Vice President of Marketing for the Company since December 1995. His duties at Radyne include market research, neoteric product concepts, new corporate alliances and distribution systems in Europe and the Middle East. He joined Radyne after ten years with EFData as Sales Manager. Mr. Potter graduated from the University of Houston with honors, holding a Bachelor of Arts in Communications. After post graduate studies at the University of Massachusetts, Amherst, he began his professional career as an Associate Professor of Communications at the University of Texas at Houston. While there, in 1973, he developed and operated the first practical bi-directional coaxial cable network to simultaneously carry voice, data and video communications. He then designed, developed and managed a series of broadband cable television and data networks for Columbia Cable Television, Michelson Media and Cox Cable Communications. Mr. Potter joined Comtech Data in 1984 and, two years later, he followed Messrs. Fitting and Eymann to initiate the Sales and Marketing Department at EFData. He is currently an MBA candidate at the University of Phoenix.

    DAVE KOBLINSKI has been the Vice President of Operations for the Company since March, 1995. Mr. Koblinski has a Bachelor of Science in Business Administration from Arizona Sate University. He also holds a degree in Electronics Technology from Mesa Community College. His professional career began in 1982 at Comtech Data Corporation where he held the position of Customer Service Representative. He was responsible for repairs, field and telephone support of satellite data modems. From 1985 to 1995, Mr. Koblinski was the Senior Product Manager for EFData Corporation. His general responsibilities at EFData included relating customer requests and concerns to the factory. His direct responsibilities included the customer service, technical publication and order entry departments.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established a Compensation Committee which currently consists of Messrs. Lim, Chan, Lee and Grimes. The Compensation Committee reviews and recommends to the Board the compensation and benefits for all officers of the Company and reviews general policy relating to compensation and benefits of the employees.

    The Board of Directors has also established an Audit Committee consisting of Messrs. Lee, Grimes and Fitting. This committee recommends the selection of the Company's independent public accountants to the Board of Directors, evaluates the independent public accountants and consults with them as to the Company's internal accounting controls.

DIRECTOR COMPENSATION

    The Company's policy is to pay no compensation to directors for acting as such. Non-employee directors will receive the following ST Rights: Lim Ming Seong--6,000; Lee Yip Loi--10,000; Chan Wee Piak--10,000; and Robert A. Grimes--40,000.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation for services in all capacities to the Company for the period from the commencement of his employment on March 1, 1995 through December 31, 1996 of the Company's President. No other executive officer or employee received total annual salary and bonus of more than $100,000. The Company and its President have not entered into an employment agreement.

                           SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL                                            YEAR
POSITION                                                    ENDED(1)    SALARY    OPTIONS (#)
----------------------------------------------------------  ---------  ---------  -----------
Robert C. Fitting.........................................   12/31/96  $  40,000     279,085
President.................................................   06/30/96  $  80,000           0
                                                             06/30/95  $  29,231           0

------------------------

(1) Mr. Fitting's employment with the Company commenced on March 1, 1995, so the figures shown for the fiscal year ended June 30, 1995 reflect a four-month period. The Company's fiscal year has been changed to the calendar year, so the figures shown for the year ended December 31, 1996 reflect a period of six months.

DIRECTORS' LIMITATION OF LIABILITY

    The Company's Certificate of Incorporation and By-Laws include provisions to
(a) eliminate the personal liability of directors for monetary damages resulting from breaches of their fiduciary duty (except for liability for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, violations under Section 719 of the New York Business Corporation Law or any transaction from which the director derived a personal benefit to which he was not legally entitled) and (b) indemnify the directors and officers to the fullest extent permitted by Article 7 of the New York Business Corporation Law, including circumstances under which indemnification is otherwise discretionary. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

    The Company carries directors and officers liability insurance in the amount of $2 million.

STOCK OPTION PLAN

    On November 13, 1996, the Board of Directors of the Company adopted the 1996 Incentive Stock Option Plan (the "Plan"). On January 8, 1997, the stockholders of the Company approved the Plan. The Plan provides for the grant of options to purchase up to 1,282,042 shares of Common Stock to employees of the Company. Options may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified options.

    The Plan will be administered by the Compensation Committee, which is composed of "disinterested members" of the Board of Directors (as defined by Rule 16b-3 under the Exchange Act), who determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock issuable upon the exercise of each option, and the option exercise price.

    The exercise price per share of Common Stock subject to an option granted under the Plan may not be less than the fair market value per share of Common Stock on the date the option is granted. The aggregate fair market value (determined as of the date the option is granted) of Common Stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000, although in the case of Messrs. Fitting and Eymann, the excess will be treated as non-qualified stock options. No person who owns, directly or indirectly, at the time of the granting of an option to such person, 10% or more of the total combined voting power of all classes of stock of the Company (a "10% Stockholder") shall be eligible to receive any stock options under the Plan unless the exercise price is at least 110% of the fair market value of the shares of Common Stock subject to the option, determined on the date of grant.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and, during the lifetime of an optionee, the option will be exercisable only by the optionee. In the event of termination of employment other than by death or disability, the optionee will have no more than three months after such termination during which the optionee shall be entitled to exercise the option, unless otherwise determined by the Board of Directors. Upon termination of employment of an optionee by reason of permanent and total disability, such optionee's options remain exercisable for one year thereafter to the extent such options were exercisable on the date of such termination. Upon termination by reason of death, such period shall be as determined by the Board of Directors.

    Options under the Plan must be issued within ten years from the effective date of the Plan. The effective date of the Plan is November 13, 1996. Options granted under the Plan cannot be exercised more than ten years from the date of grant. Stock options issued to a 10% Stockholder are limited to five year terms. Options granted under the Plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods. Therefore, if so provided in an optionee's options, such optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

    Any unexercised options that expire or that terminate upon an employee's ceasing to be employed by the Company become available again for issuance under the Plan.

    At December 31, 1996, options to acquire 964,395 shares of Common Stock were outstanding under the Plan. Such options are exercisable at a price of $2.50 per share. (For information regarding the establishment of the exercise price, see "Purpose of the Rights Offering and Use of Proceeds".) 280,000 of these options are Rights Options which have been granted to Radyne employees as a counterpart to participation in the Rights Offering; accordingly such options are presently exercisable, but may not be exercised after March 14, 1997. Another 16,000 options will become exercisable at the rate of 25% on each of the first four anniversaries of their grant date (November 13, 1996) and expire on the tenth anniversary of their grant date.

    The remaining 668,395 options were allocated among a group of 30 key employees with the intent of giving them the opportunity to purchase and retain up to 10% of the fully diluted common equity of the Company (after giving effect to the Reverse Split and the Rights Offering), if certain earnings milestones (described below) are reached. These options also carry the right to a cash bonus of approximately $1.72 per purchased share, payable upon exercise. Because the Company's shares are so thinly traded at present, the grantees of these options will be accorded the right to cause the Company to purchase at an appraisal price any shares acquired upon exercise of these options if, as of the end of the calendar quarter when such options become exercisable (or December 31, 1998, if later), ST and its affiliates continue to own more than 80% of the Common Stock. Moreover, if the Company sells additional shares of Common Stock in the future (other than pursuant to the Rights Offering or employee stock options), these same optionees will be granted additional options (which may or may not constitute incentive stock options, in the discretion of the Board of Directors) to acquire a sufficient number of Common Shares, at the then offering price, so that their unexercised options will maintain their proportionate fully diluted common equity. One-third of the 668,395 options will become exercisable, if and when the Company's earnings before interest and taxes (calculated without regard to the above described cash bonus) for a period of four calendar quarters ("EBIT") exceeds $1,000,000. Another one-third of these options will become exercisable if and when EBIT exceeds $2,500,000. The remaining one-third will become exercisable if and when EBIT exceeds $6,000,000.

STOCK OPTIONS

    The following table provides information with respect to stock option grants to Robert C. Fitting during the fiscal year ended December 31, 1996 under the Company's 1996 Incentive Stock Option Plan. The Company does not have a stock appreciation rights plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                       PERCENT OF TOTAL
                                                        OPTIONS GRANTED
                                           OPTIONS       TO EMPLOYEES       EXERCISE     EXPIRATION
NAME                                       GRANTED      IN FISCAL YEAR        PRICE         DATE
---------------------------------------  -----------  -------------------  -----------  ------------
Robert C. Fitting......................    215,085(1)           22.3%       $    2.50   Nov. 2006
                                              64,000             6.6%       $    2.50   Mar. 1997

------------------------

(1) One-third of these options will become exercisable if the Company's earnings before interest and taxes, calculated without regard to the below described cash bonus, for any period of four calendar quarters ("EBIT") exceeds $1,000,000. An additional one-third will become exercisable if EBIT exceeds $2,500,000. The final one-third will become exercisable if EBIT exceeds $6,000,000. A cash bonus of approximately $1.72 per purchased share will be payable at the time of exercise. If the Company sells additional shares of its Common Stock (other than pursuant to the Rights Offering or employee stock options), the grantee will be granted the option to maintain the fully diluted equity percentage represented by the then outstanding portion of this grant, at the price then offered. When these options become exercisable (or, if later, December 31, 1998), if ST and its affiliates continue to own more than 80% of the Company's Common Stock, the grantee will have the right to sell shares acquired on exercise back to the Company at an appraised value. If Mr. Fitting were to voluntarily leave the Company before the earlier of August 16, 2001 or EBIT having exceeded $6,000,000, he would forfeit 25% of these options. See "Stock Option Plan" above.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth, as of the date hereof, the ownership of the Common Stock by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and its President, and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                                                            NUMBER
                                                                                              OF        PERCENTAGE
NAME AND ADDRESS                                                                           SHARES(1)     OF CLASS
----------------------------------------------------------------------------------------  -----------  -------------
Stetsys US, Inc.........................................................................   3,400,000          90.4%
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
Stetsys Pte Ltd.........................................................................   5,360,000(2)        93.7%
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
Robert C. Fitting.......................................................................      64,000(3)         1.7%
  5225 S. 37th Street
  Phoenix, Arizona 85040
Robert A. Grimes........................................................................      40,000(3)         1.1%
  5225 S. 37th Street
  Phoenix, Arizona 85040
Lee Yip Loi.............................................................................      10,000(3)           *
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
Chan Wee Piak...........................................................................      10,000(3)           *
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
Lim Ming Seong..........................................................................       6,000(3)           *
  c/o Singapore Technologies Pte Ltd
  83 Science Park Drive
  #01-01/02 The Curie Singapore Science Park
  Singapore 118258
All directors and executive officers of the Company as a group (6 persons)..............     188,000(3)         4.8%

------------------------
*   Less than one percent.

(1) Adjusted for the Reverse Split.

(2) Includes 1,960,000 Rights Shares underlying ST Rights received pursuant to the Rights Offering. The Shares reported as owned by Stetsys Pte Ltd include the shares reported as beneficially owned by Stetsys US, Inc., of which Stetsys Pte Ltd is sole shareholder. No adjustment has been made for the possibility that as many as 280,000 of such ST Rights will not become exercisable or the effect of the exercise of Rights and Rights Options held by others.

(3) Consists entirely of Rights Shares underlying Rights received pursuant to the Rights Offering and/or shares underlying Rights Options.

                              CERTAIN TRANSACTIONS

    In 1995, the Company acquired the assets of Merit Microwave, Inc. ("Merit"), as well as the manufacturing rights to the Merit line of microwave products, which include translators and frequency converters. The purchase price was allocated to inventory, machinery and equipment, and designs and drawings, and was paid by the issuance of 30,000 shares of the Company's Common Stock (after adjustment by the Reverse Split), cash of $60,000, and the assumption of a trade payable of $20,000. Under the terms of the agreement, Peter Weisskopf, the principal shareholder and chief operating officer of Merit entered into a one-year agreement with the Company to serve as president of the newly created Radyne Microwave Products Division for annual compensation of $75,000. As long as he remains in this position, the Company is committed to pay royalties to Merit of 5-10% of sales of Merit products. Through December 31, 1996, the Company has paid approximately $4,600 in royalties pursuant to this arrangement.

    During July 1995, the Company sold $163,770 of inventory and $119,367 of machinery and equipment to ETS in exchange for a reduction in the loan payable to ETS to facilitate the commencement of subcontract manufacturing by ETS. During September 1996, in order to recommence the related manufacturing operations at its own Phoenix facility, the Company purchased from ETS approximately $370,000 of inventory, machinery and equipment. One of the Company's Directors, Robert A. Grimes, is President and a Director of ETS. ETS is a wholly owned subsidiary of ST.

    The Company has an informal marketing arrangement with Agilis Communication Technologies Pte Ltd, an affiliate of ST. Agilis acts as a sales agent for Radyne products in a number of Asian countries, Australia and New Zealand. During the first seven months of this arrangement, which predates the Company's affiliation with ST, Agilis produced over $650,000 of orders for Radyne products. The General Manager of Agilis, Chan Wee Piak, is a Director of the Company.

    On August 12, 1996, Stetsys US, Inc. ("ST"), a member of the Singapore Technologies Pte Ltd ("STPL") group, acquired 100% of the outstanding common stock of ETS. (ST is a wholly owned Delaware subsidiary of Stetsys Pte Ltd, which is a wholly owned subsidiary of STPL. STPL is an indirect wholly owned subsidiary of Temasek Holdings (Private) Limited, which is in turn wholly owned by the Minister for Finance (Incorporated) of Singapore). Messrs. Lim Ming Seong, Lee Yip Loi, Chan Wee Piak and Robert A. Grimes are all both Directors of the Company and officers of other corporations in the STPL group. On October 22, 1996, Radyne Florida was merged into ETS and the shares of the Company that had been owned by Radyne Florida were received by ETS and subsequently distributed by ETS to ST. In addition, Singapore Technologies Electronics Pte Ltd ("STE"), another member of the STPL group, made an unsecured loan of $4,500,000 to the Company, the proceeds from which were used to pay down the loan payable to ETS. ST has made subsequent advances to Radyne in the aggregate amount of $2,100,000.

    At present, including accrued interest, Radyne owes approximately $2,130,000 to ST, payable on various dates between March 2 and March 31, 1997, and approximately $4,670,000 to STE, payable February 10, 1997. A portion of the proceeds of the Rights Offering may be used to repay these amounts to STE and ST. See "Use of Proceeds."

    In addition, Singapore Technologies Pte Ltd, an affiliate of ST and STE, has guaranteed a $2 million bank line of credit for the Company. Loans pursuant to this facility, which has been substantially drawn down, are demand loans. There can be no assurance that the bank will not demand repayment at an inopportune time for the Company or that ST and its affiliates will continue to make such financing available to the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

    The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation.

    The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $.002 per share, of which 3,759,721 shares are outstanding as of the date hereof (after adjustment by the Reverse Split). Holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for election of directors. Holders of Common Stock are entitled to receive ratably dividends when, as and if declared by the Board of Directors out of funds legally available therefor and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is validly authorized and issued, fully paid and nonassessable.

TRANSFER AGENT

    The Company has appointed Continental Stock Transfer and Trust Co. as transfer agent for the Common Stock.

                     CONCURRENT SALE BY SELLING STOCKHOLDER

    The Registration Statement, of which this Prospectus forms a part, also includes a separate prospectus relating to the offering and resale by Merit Microwave, Inc. (a corporation controlled by Peter Weisskopf, the president of the Company's Microwave Products Division) of 30,000 shares of Common Stock issued thereto in exchange for business assets.

    Sales of such shares of Common Stock, or even the potential of such sales, could have an adverse effect on the market price of the Common Stock. As a result of the registration of the resale of such shares of Common Stock, the freely tradeable Common Stock will be increased by 30,000 shares.

                        SHARES ELIGIBLE FOR FUTURE SALE

    The sale, or availability for sale, of a substantial number of shares of Common Stock in the public market subsequent to this offering pursuant to Rule 144 under the Securities Act ("Rule 144") or otherwise could materially adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. Upon completion of the Rights Offering, if all Rights and Rights Options are fully exercised, there would be approximately 6,015,554 shares of Common Stock issued and outstanding. Of these shares, the Company believes that approximately 905,554 would be freely transferable immediately due to the present or prior registration or the present availability of a Rule 144 exemption from the requirement of registration. The remaining approximately 5,110,000 shares would be "restricted securities" for purposes of the Securities Act and would be eligible for resale at various times in the future, in each case subject to the volume and manner of sale limitations of Rule 144 under the Securities Act. Of these restricted shares, 3,400,000 shares are owned by ST and it is estimated that 1,680,000 shares would be owned by SPL.

    Over 91% of the presently outstanding shares of Common Stock are "restricted securities" within the meaning of Rule 144 under the Securities Act and, if held for at least two years, would be eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144 following the expiration of such two-year period. In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares beneficially owned for at least two years that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person and who has beneficially owned such shares of Common Stock for at least three years may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144.

    Prior to this offering, there has been no established public market for the Company's securities as trading in the Common Stock has been infrequent. Following this offering, the Company cannot predict the effect, if any, that sales of shares of Common Stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price from time to time. Nevertheless, sales by the current stockholders of a substantial number of shares of Common Stock in the public market could materially adversely affect market prices for the Common Stock. In addition, the availability for sale of a substantial number of shares of Common Stock acquired through the exercise of Rights or outstanding options under the Plan could materially adversely affect market prices for the Common Stock.

    Up to an aggregate of 280,000 shares of Common Stock may be purchased by the holders of currently exercisable options outstanding under the Plan.

    In addition, the Registration Statement, of which this Prospectus forms a part, includes a separate prospectus relating to the offering and resale by one shareholder of 30,000 shares of Common Stock. See "Concurrent Sale by Selling Stockholder."

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Company by Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC, New York, New York, special counsel.

                                    EXPERTS

    The financial statements included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and elsewhere in the Registration Statement (which expresses an unqualified opinion and includes an explanatory paragraph relating to the United States Bankruptcy Court of the Eastern District of New York entering an order confirming the Company's plan of reorganization which became effective at the close of business on December 16, 1994), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors.......................................................        F-2

Balance Sheet as at June 30, 1996....................................................        F-3

Statements of Operations for the Year Ended June 30, 1996 and the Six and One-Half
  Month Period Ended June 30, 1995...................................................        F-4

Statements of Stockholders' Equity (Deficit) for the Year Ended June 30, 1996 and the
  Six and One-Half Month Period Ended June 30, 1995..................................        F-5

Statements of Cash Flows for the Year Ended June 30, 1996 and the Six and One-Half
  Month Period Ended June 30, 1995...................................................        F-6

Notes to Financial Statements........................................................        F-7

Condensed Balance Sheet as at September 30, 1996 (Unaudited).........................       F-14

Condensed Statements of Operations for the Three Months Ended September 30, 1996
  (Unaudited) and September 30, 1995 (Unaudited).....................................       F-15

Condensed Statements of Cash Flows for the Three Months Ended September 30, 1996
  (Unaudited) and the Three Months Ended September 30, 1995 (Unaudited)..............       F-16

Notes to Financial Statements........................................................       F-17

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of Radyne Corp.:

    We have audited the accompanying balance sheet of Radyne Corp. (a subsidiary of Engineering and Technical Services, Inc.) (the Company or Radyne) as of June 30, 1996, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended June 30, 1996 and six and one-half month period ended June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As discussed in Notes 1, 2, and 3 to the accompanying financial statements, on December 16, 1994, the United States Bankruptcy Court for the Eastern District of New York entered an order confirming the plan of reorganization which became effective at the close of business on December 16, 1994. In addition, the Company changed its fiscal year end to June 30. Accordingly, the accompanying statements of operations, stockholders' equity (deficit) and cash flows for the six and one-half month period ended June 30, 1995, are the initial financial statements of the Successor Company.

    In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1996, and the results of its operations and its cash flows for the year ended June 30, 1996 and six and one-half month period ended June 30, 1995, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
------------------------
DELOITTE & TOUCHE LLP

Orlando, Florida
August 23, 1996, except as to Note 12, the date of which is December 13, 1996

    The accompanying financial statements retroactively reflect a 5-for-1 reverse stock split which is expected to be effective on January 9, 1997. The above opinion is in the form which will be signed by Deloitte & Touche LLP upon consummation of such a split, which is described in Note 12 to the financial statements, and assuming that, from August 23, 1996 to the date of such split, no other events shall have occurred that would affect the accompanying financial statements and notes thereto.

Deloitte & Touche LLP
Phoenix, Arizona
December 13, 1996

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                                 BALANCE SHEET

                                 JUNE 30, 1996

                                           ASSETS
CURRENT ASSETS:
  Cash..........................................................................  $      971
  Accounts receivable--trade (net of allowance for doubtful accounts of
    $13,000)....................................................................     283,871
  Inventories--net (Notes 1 and 4)..............................................   1,150,669
  Prepaid expenses..............................................................      20,426
                                                                                  ----------
      Total current assets......................................................   1,455,937
                                                                                  ----------
MACHINERY AND EQUIPMENT--Net of accumulated depreciation of $62,405
  (Notes 1 and 6)...............................................................     571,927
                                                                                  ----------
OTHER ASSETS:
  Designs and drawings--Net of accumulated amortization of $361,529 (Note 1)....   1,236,810
  Deposits......................................................................       8,012
                                                                                  ----------
      Total other assets........................................................   1,244,822
                                                                                  ----------
TOTAL...........................................................................  $3,272,686
                                                                                  ----------
                                                                                  ----------

                           LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Temporary bank overdraft......................................................  $   12,898
  Capitalized lease obligations (Note 6)........................................      26,820
  Accounts payable..............................................................     452,533
  Accrued expenses (Note 5).....................................................     400,966
  Loan payable to affiliate (Note 1)............................................   4,594,696
  Taxes payable (Note 2)........................................................      51,011
                                                                                  ----------
      Total current liabilities.................................................   5,538,924
                                                                                  ----------
CAPITALIZED LEASE OBLIGATIONS (Note 6)..........................................      34,304
                                                                                  ----------
TAXES PAYABLE (Note 2)..........................................................      96,110
                                                                                  ----------
COMMITMENTS AND CONTINGENT LIABILITIES (Notes 6 and 7)
STOCKHOLDERS' DEFICIT (Notes 2 and 3):
  Common stock--$.002 par value, 20,000,000 shares authorized, 3,750,016 shares
    issued and outstanding......................................................       7,500
  Additional paid-in capital....................................................     585,801
  Accumulated deficit...........................................................  (2,989,953)
                                                                                  ----------
      Total stockholders' deficit...............................................  (2,396,652)
                                                                                  ----------
TOTAL...........................................................................  $3,272,686
                                                                                  ----------
                                                                                  ----------

                       See notes to financial statements.

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                            STATEMENTS OF OPERATIONS

            YEAR ENDED JUNE 30, 1996 AND THE SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

                                                                                           1996           1995
                                                                                       -------------  ------------
NET SALES (including sales of $311,600 and $159,731 to ETS for 1996 and 1995,
  respectively) (Notes 1 and 9)......................................................  $   3,829,523  $  1,861,262
                                                                                       -------------  ------------
OPERATING COSTS AND EXPENSES:
  Cost of sales (including purchases of $2,461,529 and $-0-from ETS for 1996 and
    1995, respectively)..............................................................      2,559,350     1,228,747
  Selling, general and administrative expenses.......................................      1,843,576       961,162
  Research and development...........................................................      1,794,823
  Interest expense (Notes 1 and 6)...................................................        256,871        36,209
                                                                                       -------------  ------------
      Total operating costs and expenses.............................................      6,454,620     2,226,118
                                                                                       -------------  ------------
NET LOSS.............................................................................  $  (2,625,097) $   (364,856)
                                                                                       -------------  ------------
                                                                                       -------------  ------------
LOSS PER COMMON SHARE (Note 1).......................................................  $        (.70) $       (.10)
WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING...........      3,742,227     3,729,721
                                                                                       -------------  ------------
                                                                                       -------------  ------------

                       See notes to financial statements.

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

              YEAR ENDED JUNE 30, 1996 AND SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

                                                     COMMON STOCK        ADDITIONAL
                                                -----------------------   PAID-IN
                                                   SHARES      AMOUNT     CAPITAL       DEFICIT         TOTAL
                                                ------------  ---------  ----------  -------------  -------------
BALANCE, DECEMBER 16, 1994....................     3,730,016  $   7,460  $  545,841  $    --        $     553,301
  Net loss....................................                                            (364,856)      (364,856)
                                                ------------  ---------  ----------  -------------  -------------
BALANCE, JUNE 30, 1995........................     3,730,016      7,460     545,841       (364,856)       188,445
  Shares issued in acquisition of Merit
    Microwave (Note 10).......................        20,000         40      39,960                        40,000
  Net loss....................................                                          (2,625,097)    (2,625,097)
                                                ------------  ---------  ----------  -------------  -------------
BALANCE, JUNE 30, 1996........................     3,750,016  $   7,500  $  585,801  $  (2,989,953) $  (2,396,652)
                                                ------------  ---------  ----------  -------------  -------------
                                                ------------  ---------  ----------  -------------  -------------

                       See notes to financial statements.

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                            STATEMENTS OF CASH FLOWS

              YEAR ENDED JUNE 30, 1996 AND SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

                                                                                          1996           1995
                                                                                      -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..........................................................................  $  (2,625,097) $    (364,856)
                                                                                      -------------  -------------
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization...................................................        276,913        147,523
    Provision for losses on accounts receivable.....................................          1,000         14,000
    Provision for losses on inventory...............................................        184,672        102,475
    Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable....................................        250,806       (216,687)
      Increase in bankruptcy claims escrow..........................................                       106,613
      Decrease in prepaids and other assets.........................................         73,581         99,534
      (Increase) decrease in employee relocation incentives and advances............        112,353       (109,353)
      Increase in inventory.........................................................       (432,515)      (456,161)
      Increase in deposits..........................................................                      (191,796)
      Increase (decrease) in accounts payable.......................................        (46,029)       204,383
      Decrease in accrued liabilities...............................................       (253,337)      (348,004)
      Decrease in taxes payable.....................................................        (56,063)        (6,093)
                                                                                      -------------  -------------
        Total adjustments...........................................................        111,381       (653,566)
                                                                                      -------------  -------------
        Net cash used in operating activities.......................................     (2,513,716)    (1,018,422)
                                                                                      -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of machinery and equipment...............................................       (388,770)      (119,042)
                                                                                      -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in temporary bank overdraft...................................        (67,214)        80,112
  Proceeds from loan payable to affiliate...........................................      3,052,912        853,206
  Principal payments on capitalized lease obligations...............................        (84,350)       (50,143)
                                                                                      -------------  -------------
        Net cash provided by financing activities...................................      2,901,348        883,175
                                                                                      -------------  -------------
NET DECREASE IN CASH................................................................         (1,138)      (254,289)
CASH, BEGINNING OF PERIOD...........................................................          2,109        256,398
                                                                                      -------------  -------------
CASH, END OF PERIOD.................................................................  $         971  $       2,109
                                                                                      -------------  -------------
                                                                                      -------------  -------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid.....................................................................  $       3,996  $       7,059
                                                                                      -------------  -------------
                                                                                      -------------  -------------

                       See notes to financial statements.

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                         NOTES TO FINANCIAL STATEMENTS

              YEAR ENDED JUNE 30, 1996 AND SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS--Radyne Corp. (the Company or Radyne), designs, manufactures, and sells products, systems, and software used for the transmission and reception of data over satellite and cable communication networks. A wholly owned subsidiary, Satellite Digital Systems Corp. (SDSC), which was inactive and had no material assets and liabilities, filed a petition for liquidation under Chapter 7 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Eastern District of New York on May 17, 1995. This did not have any significant impact on the financial position or results of operations of the Company since SDSC had terminated all operations. SDSC received its Final Decree of Bankruptcy on August 5, 1995, which effectively dissolved SDSC.

    Upon emergence from bankruptcy proceedings on December 16, 1994, (see Note
2) the Company became a majority-owned subsidiary of Radyne, Inc., which is a wholly owned subsidiary of Engineering and Technical Services, Inc. (ETS). ETS provides management services to Radyne, for which ETS charged Radyne $120,000 for the year ended June 30, 1996 and $65,000 for the six and one-half month period ended June 30, 1995. During the bankruptcy proceedings, ETS provided $770,175 of debtor-in-possession financing. Since emergence, the Company has continued to borrow additional amounts. The sum of these advances are shown on the balance sheet as loan payable to affiliate. The advances accrued interest at 7.5% through May 16, 1996 and at prime plus 2%, thereafter, until they were repaid on August 12, 1996 (see Note 11).

    REVENUE RECOGNITION--The Company recognizes revenue upon shipment of product.

    INVENTORIES--Inventories, consisting of satellite modems and related products, are stated at the lower of cost (first-in, first-out) or market, including material, direct labor, and overhead costs.

    MACHINERY AND EQUIPMENT--Machinery and equipment are stated at cost. Expenditures for repairs and maintenance are charged to operations as incurred, and improvements, which extend the useful lives of the assets, are capitalized. Depreciation and amortization of machinery and equipment are computed using the straight-line method over an estimated useful life of seven years (see Note 6).

    DESIGNS AND DRAWINGS--Amortization of designs and drawings is computed on the straight-line basis over the estimated useful life of seven years.

    INCOME TAXES--Radyne files a consolidated federal income tax return with ETS.

    The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future consequences attributed to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Differences between income for financial and tax reporting purposes arise primarily from amortization of certain designs and drawings and accruals for warranty reserves and compensated absences. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

              YEAR ENDED JUNE 30, 1996 AND SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LOSS PER COMMON SHARE--Loss per share of common stock was computed by dividing net loss by the weighted average number of shares of common stock outstanding during each of the periods presented. Such amounts have been adjusted to reflect the 5-for-1 reverse stock split that is expected to occur on January 9, 1997, as discussed in Note 12.

    FAIR VALUE OF FINANCIAL INSTRUMENTS--The fair values of accounts receivable, accounts payable, and accrued expenses approximate the carrying value due to the short-term nature of these instruments. Management has estimated that the fair values of the loan payable to affiliate, capital lease obligations, and taxes payable approximate the current balances outstanding, based on currently available rates for debt with similar terms.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NEWLY ISSUED PRONOUNCEMENTS--In March 1995, Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", was issued. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain unidentifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets and certain identifiable assets be reviewed for impairment by comparing the estimate of future cash flows to result from the use of the asset and its eventual disposition to its carrying amount to determine if the carrying amount is recoverable. If the undiscounted expected future cash flows are less than the carrying amount of the asset, an impairment loss is recognized. The Company is required to adopt the requirements of SFAS No. 121 for its year ending December 31, 1996. The Company has not completed the process of evaluating the impact that will result from SFAS 121, but no material impact on the results of operations or the financial condition of the Company is expected.

    In October 1995, SFAS No. 123, "Accounting for Stock Based Compensation", was issued. SFAS No. 123 establishes a fair value based method of accounting for stock-based compensation plans and the related disclosures. The Company is required to adopt the disclosure requirements of SFAS No. 123 for its year ending December 31, 1996. The Company has not completed the process of evaluating the impact that will result from SFAS 123, but no material impact on the results of operations or the financial condition of the Company is expected.

2.  REORGANIZATION

    On April 28, 1994, Radyne Corp. (the Predecessor Company) filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Eastern District of New York. Under Chapter 11, certain claims against the Predecessor Company in existence prior to the filing were stayed while the Predecessor Company continued business operations as debtor-in-possession. Claims secured against the Predecessor Company's assets were also stayed, although the holders of such claims

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

              YEAR ENDED JUNE 30, 1996 AND SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

2.  REORGANIZATION (CONTINUED)
had the right to move the court for relief from the stay prior to the plan being confirmed. Secured claims were secured primarily by liens on all of the Predecessor Company's assets.

    The Predecessor Company received approval from the Bankruptcy Court to pay certain of its prepetition obligations, employee wages and benefits. Tax claims were rescheduled for payment in equal quarterly installments of $8,720, with interest at 7%, over six years.

    On December 16, 1994, the Bankruptcy Court confirmed the Predecessor Company's Plan of Reorganization effective at the close of business on December 16, 1994 (see Note 3).

3.  FRESH START REPORTING

    Under the provisions of SOP 90-7, the Successor Company was required to adopt fresh start reporting as of the close of business on December 16, 1994, because the reorganization value of the Predecessor Company was less than the total of all post-petition liabilities and prepetition allowed claims, and the preconfirmation stockholders retained less than 50% of the Successor Company's common stock (see Note 2). Accordingly, the financial statements for the six and one-half month period ended June 30, 1995 are the initial financial statements of Radyne Corp.--the Successor Company.

4.  INVENTORIES

    Inventories at June 30, 1996 consist of:

Raw materials and components....................................  $ 626,525
Work-in-process.................................................    307,391
Finished goods..................................................    293,660
Valuation allowance.............................................    (76,907)
                                                                  ---------
Total...........................................................  $1,150,669
                                                                  ---------
                                                                  ---------

5. ACCRUED EXPENSES

    Accrued expenses at June 30, 1996 consist of:

Professional fees.................................................  $  77,125
Warranty reserve..................................................    109,775
Payroll and vacation..............................................    153,894
Other.............................................................     60,172
                                                                    ---------
Total.............................................................  $ 400,966
                                                                    ---------
                                                                    ---------

6.  CAPITALIZED LEASE OBLIGATIONS

    During 1996, the Company entered into three capital leases for $80,462 of machinery and equipment with monthly payments aggregating $2,699. One of the leases expires in August 1998 with the other two

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

              YEAR ENDED JUNE 30, 1996 AND SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

6. CAPITALIZED LEASE OBLIGATIONS (CONTINUED) expiring in October 1998. These leases are secured by the equipment under lease. The assets under capital lease had a net book value of approximately $75,000 at June 30, 1996.

7.  COMMITMENTS

    In April and June 1995, operations were relocated to Phoenix, Arizona, and Melbourne, Florida from Ronkonkoma, New York where facilities were being leased on a monthly basis. Through the time of the relocation, the Company incurred rent expense of approximately $18,000. With the relocation to Arizona, the Company entered into a three-year lease, with a two-year renewal option, with monthly lease payments of $7,352. Rent expense under the new lease for the year ended June 30, 1996 and for the six and one-half month period ended June 30, 1995, was approximately $95,000 and $57,000, respectively.

    Future minimum rentals under the lease are as follows:

1997..............................................................  $  88,224
1998..............................................................     66,168
                                                                    ---------
                                                                    $ 154,392
                                                                    ---------
                                                                    ---------

    In February 1995, the Company entered into term agreements for five years with two executives to manage the Company's operations. The agreements call for the establishment of an incentive stock option plan whereby 10% of the Company's outstanding common stock is to be made available to the executives and key employees. The options would vest upon attainment of specified financial results.

8.  INCOME TAXES

    The following summary reconciles taxes (recovery) from operations at the federal statutory rate with the actual provision (recovery) at June 30:

                                                                         1996         1995
                                                                      -----------  -----------
Income taxes (recovery) at statutory rate...........................  $  (893,000) $  (124,000)
                                                                      -----------  -----------
Increase (decrease) in taxes (recovery) resulting from:
  State income tax benefit..........................................      (95,000)
  Change in valuation allowance.....................................      988,000      117,600
  Other adjustments.................................................      --             6,400
                                                                      -----------  -----------
Total provision.....................................................  $   --       $   --
                                                                      -----------  -----------
                                                                      -----------  -----------

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

              YEAR ENDED JUNE 30, 1996 AND SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

8.  INCOME TAXES (CONTINUED)
    Deferred tax assets consist of the following at June 30, 1996:

Gross deferred tax assets:
  Cumulative tax effect of net operating loss carryforwards.....  $3,517,000
  Tax credits...................................................    210,000
  Temporary differences.........................................   (365,000)
  Valuation allowance...........................................  (3,362,000)
                                                                  ---------
Total...........................................................  $  --
                                                                  ---------
                                                                  ---------

    At June 30, 1996, the Company has net operating loss carryforwards of approximately $9,347,000 expiring in various years through 2011 and general business credit carryforwards of $210,000 expiring in various years through 2004 for utilization against taxable income/taxes payable of future periods. Approximately $6,000,000 of the Company's net operating loss and tax credit carryforwards are subject to an annual limitation under Internal Revenue Code
Section 382, in future years, as a result of changes in ownership of the Company's stock. The annual limitation is generally equal to the value of the corporation's equity immediately prior to the change in ownership, times the federal long-term tax exempt rate published by the federal government. Management believes that the inability to utilize net operating loss and tax credit carryforwards to offset future taxable income within the carryforward periods under existing tax laws and regulations is more likely than not. Accordingly, a 100% valuation allowance has been recorded against the net deferred tax asset as of June 30, 1996. In addition, any future benefits which are recognized for the acquired net operating loss and tax credit carryforwards will be applied to reduce the intangible assets.

9.  SIGNIFICANT CUSTOMERS AND EXPORT SALES

    Significant customers for the year ended June 30, 1996 and for the six and one-half month period ended June 30, 1995, were as follows:

                                                                             JUNE 30,     JUNE 30,
                                                                               1996         1995
                                                                            -----------  -----------
Customer A................................................................         6.4%        22.0%
Customer B................................................................      --             15.3%
Customer C................................................................         8.1%        14.2%
Customer D................................................................        12.7%        11.7%

    No other customers represented greater than 10% of net sales during the year ended June 30, 1996 and the six and one-half month period ended June 30, 1995. The Company has not entered into any long-term contracts with its customers to ship products.

    Export sales were 50% and 46% of net sales in the year ended June 30, 1996 and the six and one-half month period ended June 30, 1995, respectively.

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

              YEAR ENDED JUNE 30, 1996 AND SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

10.  ACQUISITION AND TRANSFER OF ASSETS

    In 1996, the Company acquired from Radyne, Inc. the assets of Merit Microwave, Inc., as well as the manufacturing rights to the Merit line of microwave products, which include translator and frequency converters. The purchase price of approximately $120,000 was allocated to inventory, machinery and equipment, and designs and drawings, and was paid by the issuance of 150,000 shares (prior to the 5-for-1 reverse split) of the Company's stock ($40,000), cash of $60,000, and the assumption of a payable of $20,000. Under the terms of the agreement, the principal shareholder and chief operating officer of Merit entered into a one-year agreement with the Company to serve as president of the newly created Radyne Microwave Products Division for annual compensation of $75,000. As long as he remains in this position, the Company is committed to pay royalties to Merit of 5-10% of sales of Merit products.

    During 1996, the Company exchanged $163,770 of inventory and $119,367 of machinery and equipment to ETS in exchange for a reduction in the loan payable to ETS.

11.  ACQUISITION OF ETS

    On August 12, 1996, Singapore Technologies Pte Ltd (STPL) acquired 100% of the outstanding common stock of ETS through their indirect wholly owned subsidiary, Stetsys US, Inc. (ST). The purchase price for the ETS stock was $5,756,425. In addition, an ST affiliate made an unsecured loan of $4,500,000 to the Company, the proceeds from which were used to pay down the loan payable to ETS. Interest on the outstanding borrowing is payable at 8% per annum.

12.  SUBSEQUENT EVENTS

RIGHTS OFFERING

    In November 1996, the Board of Directors approved the distribution to shareholders (other than ST) of, subject to the requisite approval of the 5-for-1 reverse stock split of common shares discussed below, rights to purchase up to 215,833 shares of the Corporation's common stock at a price of $2.50 per share. The Board further approved the distribution of rights to an affiliate of ST to purchase up to 2,040,000 shares at a price of $2.50 per share.

    In connection with the contemplated filing of the Registration Statement in January 1997, the Company's Board of Directors authorized, subject to shareholder approval, a 5-for-1 reverse stock split. All per share information in these financial statements has been adjusted to give effect to this split.

1996 INCENTIVE STOCK OPTION PLAN

    In November 1996, the Board of Directors adopted the 1996 Incentive Stock Option Plan (the "Plan"), subject to the requisite approval by the stockholders. The Plan provides for the grant of options to employees of the Company to purchase up to 1,282,042 shares of common stock. The option price per share under the Plan may not be less than the fair market value of the stock (110% of the fair market value for an optionee who is a 10% shareholder) on the day the option is granted.

                                  RADYNE CORP.
           (A SUBSIDIARY OF ENGINEERING AND TECHNICAL SERVICES, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

              YEAR ENDED JUNE 30, 1996 AND SIX AND ONE-HALF MONTH
                           PERIOD ENDED JUNE 30, 1995

12.  SUBSEQUENT EVENTS (CONTINUED)
    The Company expects to have 964,395 options outstanding at an exercise price of $2.50 per share when approved. 280,000 of these options are Rights Options granted to employees of the Company in conjunction with the Rights Offering. Another 16,000 options will become exercisable at the rate of 25% on each of the first four anniversaries of the grant date and expire on the tenth anniversary of the grant date. The remaining 668,395 options will be allocated among a group of 30 key employees. These options will also carry the right to a cash bonus of approximately $1.72 per purchased share, payable upon exercise. One third of these options will become exercisable, if and when the Company's earnings before interest and taxes (calculated without regard to the cash bonus) for a period of four calendar quarters ("EBIT") exceeds $1,000,000. Another one-third of these options will become exercisable if and when EBIT exceeds $2,500,000 with the remaininig one-third becoming exercisable if and when EBIT exceeds $6,000,000.

OTHER

    Subsequent to August 23, 1996, the Company incurred additional debt:

Note payable to ST plus interest at 8% per annum; principal due March 2, 1997...  $ 400,000
Notes payable to ST plus interest at 8% per annum; principal due March 6,
 1997...........................................................................  $1,000,000
Notes payable to ST plus interest at 8% per annum; principal due March 31,
 1997...........................................................................  $ 700,000
Note payable to bank under line of credit agreement; $2,000,000 available borrowings guaranteed by an affiliate of ST; interest payable at the LIBOR rate plus 0.5%......................................................................  $2,000,000

    The interest rate on the notes payable to ST increases to 14% if the principal is not paid on the required due dates.

                                  RADYNE CORP.

                            CONDENSED BALANCE SHEET

                                                                                                       SEPT. 30,
                                                                                                         1996
                                                                                                     -------------
                                                                                                      (UNAUDITED)
ITEM 1--ASSETS

CURRENT ASSETS:
Cash and Temporary Cash Investments................................................................  $     437,950
Accounts Receivable, less allowance of $32,829.....................................................        489,369
Inventories........................................................................................      1,580,776
Prepaid and Other Current Assets...................................................................         16,934
                                                                                                     -------------
TOTAL CURRENT ASSETS...............................................................................      2,525,029

IMPROVEMENTS AND EQUIPMENT,
  Net of accumulated depreciation of $92,705.......................................................        589,375
OTHER ASSETS:
Designs and Drawings--Net of accumulated amortization of $418,619..................................      1,179,720
Deposits...........................................................................................          8,012
                                                                                                     -------------
TOTAL ASSETS.......................................................................................  $   4,302,136
                                                                                                     -------------
                                                                                                     -------------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Temporary Bank Overdraft...........................................................................  $         -0-
Accounts Payable...................................................................................        651,859
Accrued Liabilities................................................................................        459,328
Current Portion Long-Term Debt and Capitalized Lease Obligations...................................         27,620
Loan from Bank--Short Term.........................................................................      1,700,000
Loan from Affiliate................................................................................      4,550,000
                                                                                                     -------------
TOTAL CURRENT LIABILITIES..........................................................................      7,388,807

Long-Term Debt and capitalized lease obligations...................................................        128,157
                                                                                                     -------------

STOCKHOLDERS' EQUITY:
Common Stock, $.002 par value, 20,000,000 shares authorized, 3,749,721 shares issued and
  outstanding......................................................................................          7,519
Additional Paid-In Capital.........................................................................        585,782
Accumulated (Deficit)..............................................................................     (3,808,129)
                                                                                                     -------------
TOTAL STOCKHOLDERS' EQUITY.........................................................................     (3,214,828)
                                                                                                     -------------
Total Liabilities and Stockholders' Equity.........................................................  $   4,302,136
                                                                                                     -------------
                                                                                                     -------------

   The accompanying notes are an integral part of these financial statements.

                                  RADYNE CORP.

                       CONDENSED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                                            THREE MONTHS ENDED
                                                                                        --------------------------
                                                                                         SEPT. 30,     SEPT. 30,
                                                                                            1996          1995
                                                                                        ------------  ------------
NET SALES.............................................................................  $  1,292,646  $  1,296,792
COSTS AND EXPENSES:
  Cost of Sales.......................................................................     1,052,385       775,652
  Selling, general and administrative.................................................       507,578       403,231
  Research and development............................................................       438,599       160,095
                                                                                        ------------  ------------
Total Costs and Expenses..............................................................     1,998,562     1,338,978
INCOME (LOSS) FROM OPERATIONS.........................................................      (705,916)      (42,185)
INTEREST EXPENSE NET OF INTEREST INCOME...............................................       112,260        28,956
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES.......................................      (818,176)      (71,141)
PROVISION FOR INCOME TAXES............................................................           -0-           -0-
                                                                                        ------------  ------------
NET INCOME (LOSS).....................................................................  $   (818,176) $    (71,141)
                                                                                        ------------  ------------
                                                                                        ------------  ------------
NET INCOME (LOSS) PER COMMON SHARE....................................................         (.218)        (.019)
                                                                                        ------------  ------------
                                                                                        ------------  ------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING..................................     3,749,721     3,730,016
                                                                                        ------------  ------------
                                                                                        ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                                  RADYNE CORP.

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                            THREE MONTHS ENDED
                                                                                          -----------------------
                                                                                           SEPT. 30,   SEPT. 30,
                                                                                             1996         1995
                                                                                          -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                                         $  (818,176) $  (71,141)
Adjustment to reconcile net income (loss) to net cash flows
  provided by (used in) operating activities:
  Depreciation and Amortization.........................................................       87,390      67,005
  (Increase) Decrease in operating assets:
  Accounts Receivable...................................................................     (205,498)    (82,350)
  Inventories...........................................................................     (430,107)    442,518
  Prepaid and Other.....................................................................        3,492      38,384
Increase (Decrease) in operating liabilities:
  Accounts Payable......................................................................      186,428    (486,819)
  Accrued Liabilities...................................................................       58,362    (187,327)
                                                                                          -----------  ----------
  Total Adjustments.....................................................................     (299,933)   (208,589)
NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES.....................................   (1,118,109)   (279,730)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital Expenditures..................................................................      (47,748)     92,754
                                                                                          -----------  ----------
NET CASH USED IN INVESTING ACTIVITIES...................................................      (47,748)     92,754
                                                                                          -----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowing...............................................................    1,700,000         -0-
  Payments on Long Term Debt............................................................      (52,468)    (70,381)
  Loans from Affiliates.................................................................      (44,696)    347,614
                                                                                          -----------  ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...............................................    1,602,836     277,233
                                                                                          -----------  ----------
NET INCREASE IN CASH....................................................................      436,979      90,257
CASH, BEGINNING OF YEAR.................................................................          971       2,109
                                                                                          -----------  ----------
CASH, END OF PERIOD.....................................................................  $   437,950  $   92,366
                                                                                          -----------  ----------
                                                                                          -----------  ----------

   The accompanying notes are an integral part of these financial statements.

                                  RADYNE CORP.

                         NOTES TO FINANCIAL STATEMENTS

    (INFORMATION FOR SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995 IS UNAUDITED)

1. BUSINESS

    Radyne Corp. (the "Company") was incorporated on November 25, 1980 and commenced operations on May 22, 1981. The Company designs, manufactures and sells products, systems and software used for the transmission and reception of data over satellite and cable communications networks.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) BASIS OF PRESENTATION

    The interim financial statements furnished reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the statement of financial position as of September 30, 1996 and the results of operations and cash flows for the three months ended September 30, 1996 and September 30, 1995. The financial statements should be read in conjunction with the summary of significant accounting policies and notes to financial statements included in the Company's Form 10-KSB for the year ended June 30, 1996.

    The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year.

    (B) INVENTORIES

    Inventories are stated at the lower of cost (first-in, first-out) or market value including material, direct labor and overhead costs.

    (C) IMPROVEMENTS AND EQUIPMENT

    Improvements and equipment are stated at cost. Expenditures for repairs and maintenance are charged to operations as incurred, and improvements which extend the useful lives of the assets are capitalized. Depreciation and amortization of improvements and equipment are computed using the straight-line method based on the following useful lives:

Improvements And Equipment.........................................  7 years
Furniture and fixtures.............................................  7 years
Leasehold improvements.............................................  5 years

    (D) RESEARCH AND DEVELOPMENT

    Expenditures for research and development are charged to operations in the period incurred.

    (E) TAXES ON INCOME

    The Company follows the liability method of accounting for income taxes, as prescribed by Statement No. 109 of the Financial Accounting Standards Board.

    (F) PER SHARE DATA

    Earnings (loss) per share of common stock were computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during each of the periods presented.

                                  RADYNE CORP.

    (INFORMATION FOR SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995 IS UNAUDITED)

3. REORGANIZATION

    On April 28, 1994, Radyne Corp. (the Predecessor Company) filed a petition for relief under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Eastern District of New York.

    The Predecessor Company received approval from the Bankruptcy Court to pay certain of its pre-petition obligations, employee wages and benefits. Tax claims were rescheduled for payment in equal quarterly installments of $8,720, with interest at 7%, over six years.

    On December 16, 1994, the Bankruptcy Court confirmed the Predecessor Company's Plan of Reorganization effective at the close of business on December 16, 1994.

4. INVENTORIES

    Inventories consist of the following:

                                                                                   SEPT. 30,
                                                                                      1996
                                                                                  ------------
Raw Materials and components....................................................  $    279,702
Work in process.................................................................     1,080,309
Finished Goods..................................................................       335,765
                                                                                  ------------
  Sub Total.....................................................................     1,695,776
  Less Valuation Allowance......................................................      (115,000)
                                                                                  ------------
    Total.......................................................................  $  1,580,776

5. IMPROVEMENTS AND EQUIPMENT

    Improvements and Equipment consist of the following:

                                                                                    SEPT. 30,
                                                                                       1996
                                                                                    ----------
Office Equipment..................................................................  $    7,812
Manufacturing Equipment...........................................................     466,269
Computers and Software............................................................     207,999
                                                                                    ----------
                                                                                       682,080
Less: accumulated depreciation and amortization...................................     (92,705)
                                                                                    ----------
                                                                                    $  589,375
                                                                                    ----------
                                                                                    ----------

                                  RADYNE CORP.

    (INFORMATION FOR SEPTEMBER 30, 1996 AND SEPTEMBER 30, 1995 IS UNAUDITED)

6. ACCRUED LIABILITIES

    Accrued liabilities consists of the following:

                                                                                    SEPT. 30,
                                                                                       1996
                                                                                    ----------
Payroll and vacation..............................................................  $  124,320
Warranty Reserve..................................................................     124,775
Professional fees.................................................................      71,625
Other.............................................................................     138,608
                                                                                    ----------
                                                                                    $  459,328
                                                                                    ----------
                                                                                    ----------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          4
Risk Factors....................................         10
Purpose of the Rights Offering and Use of
  Proceeds......................................         16
Capitalization..................................         17
The Rights Offering.............................         18
Certain Federal Income Tax Consequences.........         22
Price Range of Common Stock.....................         24
Dividend Policy.................................         24
Selected Financial Data.........................         25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         26
Business........................................         29
Management......................................         36
Principal and Management Stockholders...........         42
Certain Transactions............................         43
Description of Capital Stock....................         44
Concurrent Sale by Selling Stockholder..........         44
Shares Eligible for Future Sale.................         44
Legal Matters...................................         45
Experts.........................................         45
Financial Statements............................        F-1

                                2,255,833 SHARES

                                  RADYNE CORP.
                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                JANUARY   , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby (items marked with an asterisk (*) represent estimated expenses):

SEC Registration Fee.............................................  $1,808.97
Legal Fees and Expenses..........................................  85,000.00*
Blue Sky Fees (including counsel fees)...........................  15,000.00*
Accounting Fees and Expenses.....................................  25,000.00*
Transfer Agent and Registrar Fees................................   5,000.00*
Printing and Engraving Expenses..................................  20,000.00*
Miscellaneous....................................................  48,191.03*
Total............................................................  $ 200,000*

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    New York Business Corporation Law, Article 7, enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been bad faith, intentional misconduct or a knowing violation of law, the payment of a dividend or approval of a stock repurchase which is deemed illegal, any other violation of Section 719 of the New York Business Corporation Law, or a financial profit or other advantage to which the director was not legally entitled. The Company's Certificate of Incorporation includes the following language:

       "SEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director; provided that, except as hereinafter provided, this Article SEVENTH shall neither eliminate nor limit liability: (a) if a judgment or final adjudication adverse to the director establishes that (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled, or (iii) the director's acts violated
       Section 719 of the New York Business Corporation Law; or (b) for any act or omission prior to the effectiveness of this Article SEVENTH. If the Corporation hereafter may by law be permitted to further eliminate or limit the personal liability of directors, then pursuant hereto the liability of a director of the Corporation shall, at such time, automatically be further eliminated or limited to the fullest extent permitted by law. Any repeal of or modification to the provisions of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing pursuant to this Article SEVENTH immediately prior to such repeal or modification.

       EIGHTH: The Corporation may, to the fullest extent permitted by Section 721 through 726 of the Business Corporation Law of New York, indemnify any and all directors and officers whom it shall have power to indemnify under the said sections from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section of the Business Corporation Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which the persons so indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his/ her official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person."

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below is information regarding the numbers of shares of Common Stock sold by the Company, the number of options issued by the Company, and the principal amount of debt instruments (other than demand or short-term promissory notes issued to banks or Company affiliates) issued by the Company since [January 1, 1994], the consideration received by the Company for such shares, options and debt instruments and information relating to the section of the Securities Act of 1933, as amended (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. No sales of securities involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

    On January 25, 1994, the Company issued 12,000 (pre-Reverse Split) shares of Common Stock to Christer Sigmundt as compensation for his services as a director of the Company. This transaction was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) of the Securities Act.

    On December 16, 1994, pursuant to the Company's Plan of Reorganization under Chapter 11 of the Bankruptcy Code, the Company (i) issued 17,000,000 (pre-Reverse Split) shares of Common Stock to Radyne Florida in exchange for the discharge of $2,350,000 of indebtedness and (ii) issued 53,437 (pre-Reverse Split) shares of Common Stock to holders of warrants to purchase Common Stock in exchange for such warrants. These transactions were exempt from registration under the Securities Act by virtue of the provisions of Sections 3(a)(7) and 4(2) of the Securities Act.

    By agreement dated June 7, 1995, the Company issued an aggregate of 150,000 (pre-Reverse Split) shares of Common Stock on various dates in exchange for the assets of a business. See "Certain Transactions" in the Prospectus which forms a part of this Registration Statement. This transaction was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2)of the Securities Act.

ITEM 16. EXHIBITS

    (a) The following exhibits are filed herewith:

 EXHIBIT NO.
-------------
        3.1*   Restated Certificate of Incorporation
        3.2*   Bylaws, as amended and restated
        4.1*   Form of Subscription Certificate
        5.1*   Opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC
       10.1*   1996 Incentive Stock Option Plan
       23.1    Consent of Deloitte & Touche, LLP
       23.2*   Consent of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC (contained in the Opinion filed as Exhibit 5.1)
       24.1    Power of Attorney (set forth on the signature page hereof)
       27.0(d)** Financial Data Schedule
       27.1     *** Financial Data Schedule

------------------------

*   To be filed by amendment.

** Incorporated by reference from Registrant's current report on Form 10-KSB, filed November 15, 1996.

*** Incorporated by reference from Registrant's current report on Form 10-QSB, filed November 26, 1996.

ITEM 17. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

           (iii) to include any additional or changed material information on the plan of distribution;

        (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The Registrant hereby undertakes that it will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, Arizona on December 18, 1996.

                                RADYNE CORP.

                                By:            /s/ ROBERT C. FITTING
                                     -----------------------------------------
                                            Robert C. Fitting, President

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Fitting and Lim Ming Seong or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

    /s/ ROBERT C. FITTING       President, Director
------------------------------                                December 18, 1996
      Robert C. Fitting

     /s/ ROBERT A. GRIMES       Director
------------------------------                                December 18, 1996
       Robert A. Grimes

      /s/ LIM MING SEONG        Chairman of the Board of
------------------------------    Directors                   December 18, 1996
        Lim Ming Seong

       /s/ LEE YIP LOI          Director
------------------------------                                December 18, 1996
         Lee Yip Loi

      /s/ CHAN WEE PIAK         Director
------------------------------                                December 18, 1996
        Chan Wee Piak

                                 EXHIBIT INDEX

  3.1*     Restated Certificate of Incorporation
  3.2*     Bylaws, as amended and restated
  4.1*     Form of Subscription Certificate
  5.1*     Opinion of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC
 10.1*     1996 Incentive Stock Option Plan
 23.1      Consent of Deloitte & Touche, LLP
 23.2*     Consent of Brock, Fensterstock, Silverstein, McAuliffe & Wade, LLC (contained in the Opinion filed as Exhibit 5.1)
 24.1      Power of Attorney (set forth on the signature page hereof)
27.0(d)**  Financial Data Schedule
27.1(d)*** Financial Data Schedule

------------------------

  * To be filed by amendment.

 ** Incorporated by reference from Registrant's current report on Form 10-KSB, filed November 15, 1996.

*** Incorporated by reference from Registrant's current report on Form 10-QSB, filed November 26, 1996.

                 SUBJECT TO COMPLETION, DATED DECEMBER 18, 1996

PROSPECTUS

                                 30,000 SHARES

                                  RADYNE CORP.

                                  COMMON STOCK

    This Prospectus relates to 30,000 shares of common stock, $.002 par value per share (the "Common Stock") of Radyne Corp., a New York corporation (the "Company"), held by one holder (the "Selling Stockholder"). The Selling Stockholder's shares were issued to the Selling Stockholder by the Company in exchange for business assets. See "Selling Stockholder" and "Plan of Distribution."

    The Common Stock offered by the Selling Stockholder pursuant to this Prospectus may be sold from time to time by the Selling Stockholder or by its transferees. The distribution of the Common Stock offered hereby by the Selling Stockholder may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Stockholder.

    The Selling Stockholder, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

    The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholder. See "Selling Stockholder" and "Plan and Distribution."

    On the date of this Prospectus, a registration statement under the Securities Act with respect to a rights offering by the Company of 2,255,833 shares of Common Stock was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive approximately $5,440,000 in net proceeds from such offering after payment of estimated expenses of such offering.

                            ------------------------

          SEE "RISK FACTORS" COMMENCING ON PAGE 10 FOR A DISCUSSION OF
                  CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY
                             PROSPECTIVE INVESTORS.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                The date of this Prospectus is January   , 1997

                              SELLING STOCKHOLDER

    Up to 30,000 shares of Common Stock may be offered for resale by the stockholder listed below.

    The following table sets forth certain information with respect to the Selling Stockholder for whom the Company has registered Common Stock for resale to the public. The Company will not receive any of the proceeds from the sale of such shares of Common Stock. The sole shareholder of the Selling Stockholder, Peter Weisskopf, is the president of the Company's Microwave Products Division and the holder of Rights Options entitling him to purchase 4,000 shares of Common Stock.

                                             NUMBER OF SHARES OF                               NUMBER OF SHARES OF
                                             COMMON STOCK OWNED       NUMBER OF SHARES OF      COMMON STOCK OWNED
SELLING STOCKHOLDER                           PRIOR TO OFFERING    COMMONS STOCK TO BE SOLD      AFTER OFFERING
------------------------------------------  ---------------------  -------------------------  ---------------------
Merit Microwave, Inc......................           48,000                   30,000                   18,000(1)

------------------------

(1) Consists of Rights Shares underlying Shareholder Rights.

                              PLAN OF DISTRIBUTION

    The sale of the shares of Common Stock by the Selling Stockholder may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale, or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices.

    The Selling Stockholder may effect such transactions by selling its shares of Common Stock directly to purchasers, through broker-dealers acting as agents for the Selling Stockholder or to broker-dealers who may purchase Common Stock as principals and thereafter sell the Common Stock from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

    Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the shares of Common Stock offered hereby may not simultaneously engage in market making activities with respect to any securities of the Company for a period of at least two (and possibly nine) business days prior to the commencement of such distribution. In addition, the Selling Stockholder will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A, and 10b-7, which provisions may limit the timing of the purchases and sales of the Common Stock by such Selling Stockholder.

    The Selling Stockhoder and broker-dealers, if any, acting in connection with such sale, might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           CONCURRENT PUBLIC OFFERING

    On the date of this Prospectus a registration statement was declared effective under the Securities Act with respect to a rights offering by the Company of 2,255,833 shares of Common Stock.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESMAN, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS FURNISHED.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Prospectus Summary..............................          4
Risk Factors....................................         10
Capitalization..................................         17
Price Range of Common Stock.....................         24
Dividend Policy.................................         24
Selected Financial Data.........................         25
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         26
Business........................................         29
Management......................................         36
Selling Stockholder.............................         42
Certain Transactions............................         43
Description of Capital Stock....................         44
Plan of Distribution............................         44
Concurrent Public Offering......................         44
Legal Matters...................................         45
Experts.........................................         45
Financial Statements............................        F-1

                                 30,000 SHARES

                                  RADYNE CORP.

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                JANUARY   , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------